                                                                   EXHIBIT 10.52

                                                                [EXECUTION COPY]
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                                  MASTER LEASE

                      THIS DOCUMENT SECURES FUTURE ADVANCES

                          Dated as of December 27, 1996


                                     between


                              CISCO SYSTEMS, INC.,
                                 as the Lessee,


                                       and


                            UBS MORTGAGE FINANCE INC.
                                 as the Lessor.

================================================================================

This Master Lease is subject to a lien in favor of the Lender under the Loan Agreement. This Master Lease has been executed in several counterparts. To the extent, if any, that this Master Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Master Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by UNION BANK OF SWITZERLAND, acting through its New York Branch, as the Lender, on or following the signature page hereof.

This counterpart is [not] the original counterpart.

                                  MASTER LEASE

                      THIS DOCUMENT SECURES FUTURE ADVANCES

        THIS MASTER LEASE (this "Master Lease"), dated as of December 27, 1996, between UBS MORTGAGE FINANCE INC., a New York corporation, as Lessor (in such capacity, the "Lessor") and CISCO SYSTEMS, INC., a California corporation, as Lessee (in such capacity, the "Lessee").


                              W I T N E S S E T H:

        WHEREAS, pursuant to a Participation Agreement dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the "Participation Agreement"), among the Lessee, as Lessee and Construction Agent, the Lessor and Union Bank of Switzerland, acting through its New York Branch, as Lender (the "Lender") under the Loan Agreement, the Lender and the Lessor have agreed to finance the acquisition and construction of each Property;

        WHEREAS, on each Acquisition Date, the Lessor will purchase from the Seller certain parcels of Land, together with any Improvements thereon;

        WHEREAS, the Lessee, as Construction Agent for the Lessor, will cause the construction of certain Improvements on each Property which as constructed will be the property of the Lessor and will become part of such Property;

        WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, each Property; and

        WHEREAS, each Property will be subject to the terms of this Master Lease;

        NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

        1.1. Definitions; Interpretation. Capitalized terms used but not otherwise defined in this Master Lease have the respective meanings specified in Appendix A to this Master Lease (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, "Appendix A to this

                                                                    Master Lease

Master Lease"); and the rules of interpretation set forth in Appendix A to this Master Lease shall apply to this Master Lease.


                                   ARTICLE II
                                  MASTER LEASE

        2.1. Acceptance and Lease of Property. Subject to the conditions set forth in the Participation Agreement, including without limitation the satisfaction or waiver of the conditions set forth in Article VI thereof, the Lessor hereby covenants and agrees to acquire and to accept pursuant to the terms of the Participation Agreement delivery on each Acquisition Date of the Land together with Improvements thereon to be delivered by the Seller on such Acquisition Date and simultaneously to demise and lease to the Lessee hereunder and under the Lease Supplement for the Lease Term, the Lessor's interest in such Land and in such Improvements together with any Improvements which thereafter may be constructed on such Land pursuant to the Construction Agency Agreement or this Master Lease, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Lease Term, the Lessor's interest in such Land and in such Improvements together with any Improvements which thereafter may be constructed on such Land pursuant to the Construction Agency Agreement and this Master Lease.

        2.2. Acceptance Procedure. The Lessee hereby agrees that the execution and delivery by the Lessee on each Acquisition Date of an appropriately completed Lease Supplement in the form of either Exhibit A-1 hereto, or Exhibit A-2 hereto, covering the Land or all Improvements or any Land to be acquired by the Lessor on such Acquisition Date and all other Improvements which thereafter may be constructed thereon pursuant to the Construction Agency Agreement, respectively, and this Master Lease, shall, without further act, constitute the acceptance by the Lessee of all of the Land which is the subject of such Lease Supplement for all purposes of this Master Lease and the other Operative Documents on the terms set forth therein and herein, and that such Land, together with any Improvements constructed on such Land pursuant to the Construction Agency Agreement and this Master Lease, shall be deemed to be included in the leasehold estate of this Master Lease and shall be subject to the terms and conditions of this Master Lease as of such Acquisition Date.

        2.3. Lease Term. The Basic Lease Term (Land) (the "Basic Lease Term
(Land)") of this Master Lease with respect to any Property (a) shall begin on the earlier of (i) the Completion Date for the first Property on which Improvements are constructed and (ii) the date the Lessee delivers written notice to the

                                                                    Master Lease

Lessor requesting commencement of the Basic Lease Term, and (b) end on the Expiration Date. The Basic Lease Term (Improvements) (the "Basic Lease Term (Improvements)" shall begin on the Completion Date for such Property and shall end on the Expiration Date. In the event the Basic Lease Term (Land) or Basic Lease Term (Improvements) commences on any day other than the day following the last day of the then effective Interest Period, the Lessee shall pay any Break Costs associated with the early termination of the Interest Period.

        2.4. Title. Each Property is leased to the Lessee without any representation or warranty, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, all Liens other than Lessor Liens) and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to any Property other than resulting from Lessor Liens attributable to the Lessor.


                                   ARTICLE III
                                 PAYMENT OF RENT

        3.1.  Rent.

               (a) During the Lease Term, the Lessee shall pay Basic Rent to the Lessor on each Basic Rent Payment Date, on the date required under
        Section 20.1(k) in connection with the Lessee's exercise of the Remarketing Option and on any date on which this Master Lease shall terminate with respect to any or all Properties. At least 10 days prior to each Basic Rent Payment Date, the Lessor shall deliver to the Lessee a notice of the exact amount of the Basic Rent due on such date (the "Invoice"). For the purposes of this Section 3.1, delivery of the Invoice by facsimile transmission, receipt confirmed, will be sufficient.

               (b) The Lessee's inability or failure to take possession of all or any portion of any Property when delivered by the Lessor attributable to any act or omission of the Lessee shall not delay or otherwise affect the Lessee's obligation to pay Rent for such Property in accordance with the terms of this Master Lease.

        3.2. Payment of Rent. Rent shall be paid absolutely net to each Person entitled thereto, so that this Master Lease shall yield to such Person the full amount thereof, without setoff, deduction or reduction.

                                                                    Master Lease

        3.3. Supplemental Rent. The Lessee shall pay to the Lessor or any other Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor and such other Persons shall have all rights, powers and remedies provided for herein or by law or equity or otherwise. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Requirements of Law, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Master Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement to which Lessee is a party or which is authorized in writing by the Lessee with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

        3.4. Method of Payment. Each payment of Rent payable by the Lessee to the Lessor under this Lease or any other Operative Document shall be made by the Lessee to the Lender as assignee of the Lessor under the Assignment of Lease (or, if all Loans and all other amounts owing to the Lender under the Loan Agreement and the other Operative Documents have been paid in full and all Commitments of the Lender have been permanently terminated, to the Lessor) prior to 2:00 p.m., New York City time, to the Account in immediately available funds consisting of lawful currency of the United States of America on the date when such payment shall be due. Payments received after 2:00 p.m., New York City time, on the date due shall for the purpose of Section 16.1 hereof be deemed received on such day; provided, however, that for the purposes of the second sentence of Section 3.3 hereof, such payments shall be deemed received on the next succeeding Business Day and, unless the Lender (or the Lessor, as applicable) is otherwise able to invest or employ such funds on the date received, subject to interest at the Overdue Rate as provided in such Section 3.3.

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                                                                    Master Lease

                                   ARTICLE IV
                        QUIET ENJOYMENT; RIGHT TO INSPECT

        4.1. Quiet Enjoyment. Subject to Sections 2.4 and 4.2, and subject to the rights of the Lessor contained in Article XV and the other terms of the Operative Documents to which the Lessee is a party, the Lessee shall peaceably and quietly have, hold and enjoy each Property for the Lease Term, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor (other than the Lessee) with respect to any matters arising from and after the applicable Acquisition Date. Such right of quiet enjoyment is independent of, and shall not affect the Lessor's rights otherwise to initiate legal action to enforce the obligations of the Lessee under this Master Lease.

        4.2. Right to Inspect. During the Lease Term, the Lessee shall upon reasonable notice from the Lessor, permit the Lessor, the Lender, and their respective authorized representatives to inspect any Property subject to this Master Lease during normal business hours, provided that such inspections shall not unreasonably interfere with the Lessee's business operations at such Property.


                                    ARTICLE V
                                 NET LEASE, ETC.

        5.1. Net Lease. This Master Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Master Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of any Property or any part thereof, or the failure of any Property to comply with all Requirements of Law, including any inability to occupy or use any such Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with the construction on or any use of any Property or any part thereof including eviction; (iv) any defect in title to or rights to any Property or any Lien on such title or rights or on any Property (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in

                                                                    Master Lease

respect of any obligation or liability of or by the Lessor or the Lender; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor, the Lender or any other Person, or any action taken with respect to this Master Lease by any trustee or receiver of the Lessee, the Lessor, the Lender or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor, the Lender, or any vendor, manufacturer, contractor of or for any Property; (viii) any failure on the part of the Lessor or any other Lessor to perform or comply with any of the terms of this Master Lease (other than performance by the Lessor of its obligations set forth in Section 2.1 hereof), of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Master Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by the Lessee, the Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; or (xii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The Lessee's agreement in the preceding sentence shall not affect any claim, action or right the Lessee may have against the Lessor or any other Participant. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Master Lease.

        5.2. No Termination or Abatement. The Lessee shall remain obligated under this Master Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Master Lease (except as provided herein), notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor or any Participant, or any action with respect to this Master Lease which may be taken by any trustee, receiver or liquidator of the Lessor or any Participant or by any court with respect to the Lessor or any Participant. The Lessee hereby waives all right (i) to terminate or surrender this Master Lease (except as provided herein) or (ii) except as a consequence of a reduction in the Lease Balance as a result of Casualty or Condemnation proceeds pursuant to the terms of Section 14.1 of this Master Lease, or as a result of a purchase of any or all of the

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                                                                    Master Lease

Properties pursuant to Section 18.1 of this Master Lease, to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to the Lease Balance. The Lessee shall remain obligated under this Master Lease in accordance with its terms and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Master Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Master Lease.


                                   ARTICLE VI
                                    SUBLEASES

        6.1. Subletting. The Lessee may from time to time, sublease any Property or any portion thereof to any Person and to extend, modify or renew any sublease without the approval of Lessor or Lender; provided, however, that: (a) no sublease or other relinquishment of possession of any Property shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder and the Lessee shall remain directly and primarily liable under this Master Lease as to the Properties, or portion thereof, so sublet; (b) each sublease of any Property shall expressly be made subject to and subordinated to this Master Lease and to the rights of the Lessor hereunder; and (c) each sublease shall expressly provide for the surrender of the applicable Property or portion thereof by the applicable sublessee at the election of the Lender or the Lessor (as applicable) after the occurrence of a Lease Event of Default.


                                   ARTICLE VII
                             LESSEE ACKNOWLEDGMENTS

        7.1. Condition of the Properties. THE LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH THE LESSOR WILL OWN AND HOLD TITLE TO THE IMPROVEMENTS, THE LESSEE, ACTING AS CONSTRUCTION AGENT, IS SOLELY RESPONSIBLE UNDER THE TERMS OF THE CONSTRUCTION AGENCY AGREEMENT FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE IMPROVEMENTS AND ANY ALTERATIONS OR MODIFICATIONS. THE LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR OR THE LENDER AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE (EXCLUDING LESSOR LIENS), (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF,
(C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF OR ON THE ACQUISITION DATE FOR

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                                                                    Master Lease

SUCH PROPERTY. NEITHER THE LESSOR NOR THE LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS ATTRIBUTABLE TO THE LESSOR OR THE LENDER), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT (EXCEPT SECTION
4.1 HEREOF) WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF) AND NEITHER THE LESSOR NOR THE LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS ATTRIBUTABLE TO THE LESSOR OR THE LENDER) OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.

        7.2. Risk of Loss. Subject to the terms of Section 14.1 of this Master Lease, during the Lease Term the risk of loss of or decrease in the enjoyment and beneficial use of the Properties as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and except for loss or damages arising from the gross negligence or willful misconduct of Lessor or Lender or their respective agents, employees or contractors, neither the Lessor nor the Lender shall in any event be answerable or accountable to Lessee therefor.


                                  ARTICLE VIII
                   POSSESSION AND USE OF THE PROPERTIES, ETC.

        8.1. Utility Charges. The Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Properties during the Lease Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee.

        8.2. Possession and Use of the Property. Prior to the Completion Date, each Property shall be used in a manner consistent with the Construction Agency Agreement and, after the Completion Date for such Property, as set forth in the applicable lease supplement, and not less than the standards applied by the Lessee for other comparable properties owned or leased by the Lessee. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Properties

                                                                    Master Lease

as contemplated by this Master Lease and the Construction Agency Agreement. The Lessee shall not commit or permit any waste of the Properties or any part thereof.

        8.3. Compliance with Requirements of Laws and Insurance Requirements. Subject to the terms of Article XII relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply in all material respects with all Requirements of Law (including all Hazardous Materials Laws) and Insurance Requirements relating to the Properties, including the use, construction, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XX, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Properties, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Properties and for the use, operation, maintenance, repair and restoration of the Improvements. Notwithstanding the preceding sentence, the Lessee shall be deemed to be in compliance with all Hazardous Materials Laws for purposes of this Master Lease notwithstanding any Environmental Violation if the severity of such Environmental Violation is less than Federal, state or local standards requiring remediation or removal or, if such standards are exceeded, remediation or removal is proceeding in accordance with all applicable Hazardous Materials Laws.

        8.4. Assignment by Lessee. The Lessee may not assign this Master Lease or any of its rights or obligations hereunder in whole or in part to any Person, except that the Lessee may Sublease any Property or portion thereof as permitted under Section 6.1. Notwithstanding the foregoing sentence, the Lessee may, so long as no Event of Default has occurred and is continuing, or would result therefrom, upon prior written notice to each of the Lessor and the Lender, assign this Master Lease and all of the Lessee's rights and obligations hereunder to an Affiliate of the Lessee pursuant to an assignment and assumption agreement and such other documentation, including opinions of counsel, all in form and substance reasonably satisfactory to the Lessor and the Lender; provided, that, in any event of such assignment, the Lessee shall execute and deliver a guaranty in form and substance and in all respects satisfactory to the Lessor and the Lender pursuant to which the Lessee shall guaranty the full and punctual payment and performance of all obligations of such Affiliate as the "Lessee" hereunder and under the other Operative Documents.

                                                                    Master Lease

        8.5. Phase Two Improvements. The Lessor agrees that it will negotiate in good faith with the Lessee with regard to any proposals that the Lessee may make with respect to the construction of improvements on any portions of the Land which are not intended to be developed as a part of the Improvements nor constructed or otherwise purchased with amounts advanced by the Participants pursuant to the Operative Documents, including specifically any financing involving a third party unrelated to the Lender or the Lessor or any improvements paid for by the Lessee (any such improvements being referred to herein, collectively, as the "Phase Two Improvements"). The Lessee shall have the right to construct Phase Two Improvements on any unimproved portion of the Land, subject to the Lessor's consent which shall not be unreasonably withheld. In furtherance of the foregoing, the Lessor shall give reasonable consideration to (including with respect to the taking of any action reasonably requested in connection with) the Lessee's development of any Phase Two Improvements, including (i) the execution of one or more subleases of those portions of the Land on which the Phase Two Improvements will be constructed between the Lessee, as the sublessor, and the owner of the Phase Two Improvements, as the sublessee;
(ii) subordination of the Lessor's and the Lender's interests in such portions of the Land to the interests of the owners (other than the Lessee) or the lenders of the Phase Two Improvements; and/or (iii) the subordination of the Lessor's and the Lender's interests in such portions of the Land to any mortgage or deed of trust securing financing of the Phase Two Improvements; provided, however, that the Lessee's obligations to the Lessor with respect to the Land Lease shall remain secured by the Pledge Agreement.


                                   ARTICLE IX
                         MAINTENANCE AND REPAIR; RETURN

        9.1.  Maintenance and Repair; Return.

               (a) The Lessee, at its sole cost and expense, shall maintain each Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements and in no event less than the standards applied by the Lessee in the operation and maintenance of other comparable properties owned or leased by the Lessee or its Affiliates.

                                                                    Master Lease

               (b) The Lessor shall under no circumstances be required to build any improvements on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Master Lease (other than for Advances made in accordance with and pursuant to the terms of the Participation Agreement and the Construction Agency Agreement) or maintain any Property in any way. The Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of any Property or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Lease Term.

               (c) The Lessee shall, upon the expiration or earlier termination of this Master Lease with respect to any Property (other than as a result of the Lessee's purchase of such Property from the Lessor as provided herein), vacate and surrender such Property to the Lessor in its then-current, "AS IS" condition, without any express or implied warranty subject to the Lessee's obligations under Sections 8.3, 9.1(a), 10.1, 11.1, 14.1, 14.2 and 20.1. Title to all improvements, furnishings, furniture, fixtures and any personal property of the Lessee which were not funded by the Lessor and the Lender pursuant to the Participation Agreement, located on or about a Property whether or not affixed to the realty, shall, subject to the following sentence, be and remain the property of the Lessee throughout the Lease Term, and at any time during the Lease Term may be removed by the Lessee or, at the Lessee's election surrendered with the Property, in which event title to such surrendered property shall, if the Lessor so elects, be deemed transferred to the Lessor. Notwithstanding the foregoing, any fixture constituting part of the Property which are required by Applicable Law or which cannot be removed without causing Material damage to or the diminution in value of the applicable Property shall at all times remain part of the Property.


                                    ARTICLE X
                               MODIFICATIONS, ETC.

        10.1. Modifications, Substitutions and Replacements. During the Lease Term, the Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to any Property or any

                                                                    Master Lease

part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided, however, that:

               (i) except for any Modification required to be made pursuant to a Requirement of Law (a "Required Modification"), no Modification shall adversely affect the value or useful life of such Property or any part thereof from that which existed immediately prior to such Modification;

               (ii) such Modifications shall be (and shall be done in a manner) consistent with the Plans and Specifications for such Property;

               (iii) such Modifications shall comply with Sections 8.3 and 9.1(a); and

               (iv) the Lessee shall have provided notice to the Lessor of any structural Modification the cost of which exceeds 10% of the Improvements Budget for such Property.

All Modifications shall remain part of the realty and shall be subject to this Master Lease and title thereto shall immediately vest in the Lessor; provided, however, that Modifications that (x) are not Required Modifications, (y) were not financed by the Participants and (z) either (i) are readily removable without impairing the value, utility or remaining useful life of the applicable Property, or (ii) subject to the Lessor's consent rights under Section 8.5 hereof, Phase Two Improvements shall be the property of the Lessee or other third party and shall not be subject to this Master Lease. The Lessee may place upon the Properties any trade fixtures, machinery, equipment, inventory or other property belonging to the Lessee or third parties and may remove the same at any time during the Lease Term, subject, however, to the terms of Section 9.1(a); provided, however, that such trade fixtures, machinery, equipment, inventory or other property do not impair the value or useful life of the applicable remaining Property; provided, further, however, that the Lessee shall keep and maintain at the Properties and shall not remove from the Properties any Equipment financed or otherwise paid for by the Lender pursuant to the Participation Agreement.

                                                                    Master Lease

                                   ARTICLE XI
                           WARRANT OF TITLE; EASEMENTS

        11.1.  Warrant of Title.

               (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article XII relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien (other than any Lessor Lien or any Permitted Property Lien), defect, attachment, levy, title retention agreement or claim upon any Property or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Lessor or the Lender pursuant to the Loan Agreement or the other Operative Documents, other than Permitted Property Liens and Liens on machinery, equipment, general intangibles and other personal property not financed by the proceeds of the Loans or the Lessor Amounts.

               (b) Nothing contained in this Master Lease shall be construed as constituting the consent or request of the Lessor or any other Participant, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NEITHER THE LESSOR NOR THE LENDER IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING A PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR OR THE LENDER IN AND TO ANY PROPERTY.

        11.2. Grants and Releases of Easements; Lessor's Waivers. Provided that no Lease Event of Default shall have occurred and be continuing, from time to time upon request of the Lessee and subject to the Lessee's prompt reimbursement of the Lessor's costs and expenses, the Lessor (as holder of record title to the Property) shall execute such documents reasonably satisfactory in form (which have been prepared at Lessee's expense) to effect any of the actions set forth in clauses (a), (b), (c), (d), (e) and (f) of the following sentence, if in the Lessee's reasonable and good faith opinion such action by the Lessor is necessary or appropriate to effect such intended actions. Provided that no Lease Event of Default shall have occurred and be continuing and subject to the provisions of Articles VII, IX and X and Section

                                                                    Master Lease

8.3, the Lessor hereby consents in each instance to the following actions by the Lessee as the Lessor's Construction Agent, and the Lessor hereby appoints the Lessee the Lessor's attorney-in-fact, with full authority in the place and stead of the Lessor to take such action or actions from time to time during the Lease Term, but at the Lessee's sole cost and expense: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of any Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of any Property; (c) if required by applicable Governmental Authority in connection with the Construction, the dedication or transfer of unimproved portions of any Property for road, highway or other public purposes; (d) the execution of amendments to any covenants and restrictions; (e) the filing and processing of Site Development Permit Amendments, Parcel Maps, Tentative Maps, Development Agreements and any and all other permit applications, authorizations, entitlements, agreements with any government or regulatory agency or amendments thereof, or other documents reasonably required or beneficial for construction or Modification of the Improvements, or amendments to Permitted Property Liens or governmental permits or approvals affecting any Property; and (f) the execution and filing of tract or parcel maps subdividing the Land into lots or parcels or reconfiguring existing lots of parcels; provided, however, that in each case (i) such grant, release, dedication, transfer or amendment does not materially impair the value or remaining useful life of the applicable Property,
(ii) such grant, release, dedication, transfer or amendment that in the Lessee's judgment is reasonably necessary or beneficial in connection with the use, maintenance, alteration or improvement of the applicable Property, (iii) such grant, release, dedication, transfer or amendment will not cause the applicable Property or any portion thereof to fail to comply with the provisions of this Master Lease or any other Operative Documents and all Requirements of Law (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements); (iv) any and all governmental consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment have been obtained, and any and all filings required prior to such action have been made; (v) the Lessee shall remain obligated under this Master Lease and under any instrument executed by the Lessee consenting to the assignment of the Lessor's interests in this Master Lease as security for indebtedness, in each such case in accordance with their terms, substantially as though such grant, release, dedication, transfer or amendment had not been effected and (vi) the Lessee shall pay and perform any

                                                                    Master Lease

obligations of the Lessor under such grant, release, dedication, transfer or amendment. The Lessor acknowledges the Lessee's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at the Properties other than Equipment, and the Lessor agrees to execute Lessor waiver forms and release of Lessor Liens in favor of any purchase money seller, lessor or lender which has financed or may finance in the future such items. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, the Lessor shall, upon the request of the Lessee, and at the Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under this Section 11.2 including landlord waivers with respect to any of the foregoing.


                                   ARTICLE XII
                               PERMITTED CONTESTS

        12.1. Permitted Contests in Respect of Applicable Law. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law relating to any Property shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee or (b) compliance with such Applicable Law shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Law but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of the Lessor and the Lender, involve (A) any risk of criminal liability being imposed on the Lessor or the Lender or (B) any risk of (1) foreclosure, forfeiture or loss of such Property, or any material part thereof, or (2) the nonpayment of Rent or (C) any substantial risk of (1) the sale of, or the creation of any Lien (other than a Permitted Property Lien) on, any part of such Property, (2) civil liability being imposed on the Lessor, the Lender, or such Property, or (3) enjoinment of, or interference with, the use, possession or disposition of such Property in any material respect.

        The Lessor will not be required to join in any proceedings pursuant to this Section 12.1 unless a provision of any Applicable Law requires that such proceedings be brought by or in the name of the Lessor; and in that event the Lessor will join in the proceedings or permit them or any part thereof to be brought

                                                                    Master Lease

in its name if and so long as (i) the Lessee has not elected the Remarketing Option and (ii) the Lessee pays all related expenses and indemnifies the Lessor and the Lender with respect to such proceedings.


                                  ARTICLE XIII
                                    INSURANCE

        13.1.  Public Liability and Workers' Compensation Insurance.

               (a) During the Lease Term, the Lessee shall procure and carry, at the Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Properties and such other public liability coverages as are ordinarily procured by the Lessee or its Affiliates who own or operate similar properties, but in any case shall provide liability coverage of at least $2,000,000 per person and $1,000,000 for property damage per occurrence. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by the Lessee or such Affiliates with respect to similar properties that they own and that are in accordance with normal industry practice. The policy shall be endorsed to include the Lessor and the Lender as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor or the Lender may have in force.

               (b) The Lessee shall, in the construction of the Improvements (including in connection with any Modifications thereof) and the operation of the Properties, comply with the applicable workers' compensation laws.

               (c) The Lessee shall have the right to self-insure with respect to any of the insurance required under this Master Lease so long as (i) the Lessee is a publicly traded domestic corporation whose stock is traded on a nationally recognized exchange; (ii) the Lessee has not assigned this Master Lease; (iii) the Lessee maintains a Consolidated Tangible Net Worth of at least $1,000,000,000 according to its most recent audited financial statement; and (iv) the Lessee governs and manages its self-insurance program in a manner consistent with programs managed by prudent businesses whose stock is publicly traded on nationally recognized exchanges. Upon request, the Lessee shall supply the Lessor from time to time with evidence reasonably

                                                                    Master Lease

        satisfactory to the Lessor of the Lessee's net worth and the satisfaction of the condition set forth above. If the Lessee elects to self-insure, the Lessee shall be responsible for losses or liabilities which would have been assumed by the insurance companies which would have issued the insurance required of the Lessee under the Master Lease. The Lessee will notify the Lessor in advance of any period for which it intends to self-insure and shall provide Lessor with satisfactory evidence that it complies with these requirements in order to give the Lessor an opportunity to confirm the satisfaction of the conditions set forth above. For so long as the Lessee self-insures, the Lessee, for applicable periods, shall and does hereby indemnify and hold harmless the Lessor, its officers, directors, agents, employees and representatives from and against all costs, damages, or expenses (including reasonable attorneys' fees) incurred or paid by the Lessor as a result of any claim customarily covered by a broad-form policy of commercial general liability insurance, including a contractual liability indorsement.

        13.2.  [Intentionally Omitted].

        13.3.  [Intentionally Omitted].


                                   ARTICLE XIV
                CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

        14.1.  Casualty and Condemnation.

               (a) Subject to the provisions of this Article XIV, if all or a portion of any Property is damaged or destroyed in whole or in part by a Casualty or if the use, access, occupancy, easement rights or title to any Property or any part thereof, is the subject of a Condemnation, then

                      (i) any insurance proceeds payable with respect to such
               Casualty shall be paid directly to the Lessee (or if received by the Lessor, shall be paid over to the Lessee) for the sole purpose of reconstruction, refurbishment and repair of such Property; provided, that such reconstruction, refurbishment or repair can be completed prior to the end of the Lease Term; provided, further, that in the event that either (i) such reconstruction, refurbishment or repair cannot be completed prior to the end of the Lease Term or (ii) the Lessee shall elect not to use such proceeds for the reconstruction, refurbishment or repair of such

                                                                    Master Lease

               Property, then all such insurance proceeds payable with respect to such Casualty shall be paid to the Lessor to be applied towards the payment of the Lease Balance in accordance with
               Section 7.2 of the Participation Agreement, and

                      (ii) (x) in the case of a Condemnation (that is not a
               Significant Condemnation) of any part of any Land (not including the applicable Improvements), any award or compensation relating thereto shall be paid to the Lessee for the sole purpose of restoration of such Property (provided, that such restoration can be completed prior to the end of the Lease Term) or else shall be paid to the Lessor to be applied in the Lessor's and the Lender's reasonable discretion to the partial restoration of such Property or towards the payment of the applicable Lease Balance, and (y) in the case of a Significant Condemnation, such award or compensation shall be paid to the Lessor to be applied in the Lessor's and the Lender's reasonable discretion to the restoration of such Property or toward the payment of the applicable Lease Balance in accordance with Article VII of the Participation Agreement.

        provided, however, that, in each case, if a Lease Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Lessor or, if received by the Lessee, shall be held in trust for the Lessor and the Lender, and shall be paid by the Lessee to the Account to be distributed in accordance with Article VII of the Participation Agreement. All amounts held by the Lessor or the Lender when a Lease Event of Default exists hereunder on account of any award, compensation or insurance proceeds either paid directly to the Lessor or the Lender or turned over to the Lessor or the Lender shall at the option of the Lessor either be (i) paid to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with clause (d) of this Section 14.1, or (ii) applied to the repayment of the Property Balance of the related Property on the Termination Date with respect to such Property in accordance with
        Article XV, with any Excess Casualty/Condemnation Proceeds being payable to the Lessee.

               (b) The Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At the Lessee's reasonable request, and at the

                                                                    Master Lease

        Lessee's sole cost and expense, the Lessor and the Lender shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Master Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

               (c) If the Lessor or the Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of any Property or any interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other and to the Lender promptly after the receipt of such notice.

               (d) If pursuant to this Section 14.1 and Section 15.1 this Master Lease shall continue in full force and effect following a Casualty or Condemnation with respect to any Property, the Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore such Property in accordance with this clause (d), the Lessee shall pay the shortfall), promptly and diligently repair any damage to such Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 8.3 and 9.1, to restore such Property to at least the same condition, operative value and useful life as existed immediately prior to such Casualty or Condemnation. In such event, title to such Property shall remain with the Lessor subject to the terms of this Master Lease. Upon completion of such restoration, the Lessee shall furnish to the Lessor (which, in turn, shall furnish to the Lender) an architect's certificate of substantial completion and a Responsible Officer's Certificate confirming that such restoration has been completed pursuant to this Master Lease.

               (e) In no event shall a Casualty or Condemnation affect the Lessee's obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XVIII and XXI.

               (f) Any Excess Casualty/Condemnation Proceeds received by the Lessor or the Lender in respect of a Casualty or Condemnation shall be turned over to the Lessee.

        14.2. Environmental Matters. Promptly upon the Lessee's knowledge of the existence of an Environmental Violation with respect to any Property, the Lessee shall notify the Lessor in writing of such Environmental Violation. If the Lessor elects

                                                                    Master Lease

not to terminate this Master Lease with respect to such Property pursuant to
Section 15.1, at the Lessee's sole cost and expense, the Lessee shall promptly and diligently commence any response, clean up, remedial or other action necessary to remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 8.3 (including the last sentence thereof). The Lessee shall, upon completion of remedial action by the Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in compliance in all material respects with applicable Hazardous Materials Laws. Each such Environmental Violation shall be remedied prior to the Expiration Date unless each Property with respect to which an Environmental Violation has occurred but has not been remedied has been purchased by the Lessee in accordance with Section 18.1. Nothing in this Article XIV shall reduce or limit the Lessee's obligations under Sections 13.1, 13.2 or 13.3 of the Participation Agreement.

        14.3. Notice of Environmental Matters. Promptly, but in any event within sixty (60) Business Days from the date the Lessee has actual knowledge thereof, the Lessee shall provide to the Lessor written notice of any pending or threatened claim, action or proceeding involving any Hazardous Materials Laws or any Release on or in connection with any Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, the Lessee shall provide to the Lessor, within sixty (60) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Violation in connection with any Property. The Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by the Lessor or the Lender. In the event that the Lessor receives written notice of any pending or threatened claim, action or proceeding involving any Hazardous Materials Laws or any Release on or in connection with any Property, the Lessor shall promptly give notice thereof to the Lessee. For purposes of this paragraph, "actual knowledge" of the Lessee shall mean the actual knowledge of the Lessee's Director of Planning and Development, who is responsible for the day to day operations of the Properties.

                                                                    Master Lease

                                   ARTICLE XV
                              TERMINATION OF LEASE

        15.1. Partial Termination upon Certain Events. If any of the following occurs with respect to any Property:

               (i) a Significant Condemnation occurs; or

               (ii) an Environmental Violation occurs or is discovered the cost of remediation of which would exceed $5,000,000;

and the Lessor shall have given written notice (a "Termination Notice") to the Lessee that, as a consequence of such event (x) the Lease Supplement(s) relating to such Property are to be terminated or, with respect to the Lease Supplement
(Land), modified and (y) this Master Lease is to be terminated with respect to such Property, then the Lessee shall be obligated to purchase the Lessor's interest in such affected Property within 30 days after Lessee's receipt of the Termination Notice, by paying to the Lessor an amount equal to the Property Balance for such affected Property.

        15.2. Termination Procedures. On the date of the payment by the Lessee of the Property Balance for the affected Property or Properties in accordance with Section 15.1 (such date, the "Termination Date"), the Lease Supplement relating to each such affected Property shall terminate and this Master Lease shall terminate with respect to each such Property and, concurrent with the Lessor's receipt of such payment,

               (a) the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense a quitclaim deed with respect to each such Property with a covenant against grantor acts and an assignment of the Lessor's entire interest in each such Property (which shall include an assignment of all of the Lessor's right, title and interest in and to any Net Proceeds with respect to each such Property not previously received by the Lessor), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Lessor Mortgage and any Lessor Liens, attributable to the Lessor;

               (b) each such Property shall be conveyed to the Lessee (or to the Lessee's designee) "AS IS" and in its then present physical condition; and

               (c) in the case of a termination pursuant to clause (i) of
        Section 15.1, the Lessor shall convey to the Lessee

                                                                    Master Lease

        any Net Proceeds with respect to the Condemnation giving rise to the termination of this Master Lease with respect to such Property theretofore received by the Lessor or at the request of the Lessee, such amounts shall be applied against sums due hereunder.


                                   ARTICLE XVI
                                EVENTS OF DEFAULT

        16.1. Lease Events of Default. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a "Lease Event of Default":

               (a) the Lessee shall fail to make payment of (i) any Basic Rent due and payable ten (10) days after the date of Lessee's receipt of written notice thereof, (ii) any Supplemental Rent due and payable within ten (10) days after receipt of written notice thereof, or (iii) any Property Balance, Loan Balance or Lease Balance, on the date due therefor; or

               (b) the Lessee shall fail to deposit with the Lender, within ten
        (10) days of receipt of written notice, the Deficiency Collateral;

               (c) the Lessee shall not be in compliance with Section 10.8 of the Participation Agreement;

               (d)  [Intentionally Omitted];

               (e) the Lessee shall fail to observe or perform any term, covenant or condition of the Lessee under this Master Lease or the other Operative Documents to which it is party other than those described in the foregoing clauses (a), (b), (c) or (d) of this Section 16.1, and, in each such case, such failure shall have continued unremedied for thirty
        (30) days after written notice; provided, that such cure period shall be extended from thirty (30) days to one-hundred and eighty (180) days if such term, covenant or condition is, without prejudice to the Lessor and/or the Lender, curable or remediable and the Lessee is at all times during such extended period diligently taking action reasonably satisfactory to the Lessor and the Lender to so cure or remedy default; provided, further, that failure by

                                                                    Master Lease

        the Lessee to fully comply with the requirements of Section 20.1 hereof shall not be subject to any cure period; provided, further, that, for purposes of clarification, the failure by the Lessee to comply with the foregoing clauses (a), (b), (c) and (d) of this Section 16.1 shall not be subject to any cure period except as expressly set forth in such clauses (a), (b), (c) and (d);

               (f) any representation or warranty made or deemed made by the Lessee herein or in any Operative Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Operative Document shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made, unless the fact or condition which made such representation of warranty incorrect, false or misleading is, without prejudice to the Lessor and/or the Lender, curable or remediable and the Lessee is at all times diligently taking action reasonably satisfactory to the Lessor and the Lender to so cure or remedy such fact or condition in order to make such representation and/or warranty true and correct in all material respects, in which event the Lessee shall have one-hundred and eighty (180) days from the date such representation or warranty was made or deemed made to cure or remedy such default;

               (g) a Construction Agency Agreement Event of Default by virtue of a breach by the Construction Agent of its obligation to complete the construction of the Improvements;

                (h) (i) The Lessee shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Lessee shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Lessee any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

                                                                    Master Lease

        (iii) there shall be commenced against the Lessee any case, proceeding other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Lessee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
        (i), (ii), or (iii) above; or (v) the Lessee shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (i) any Operative Document or any Lien granted under any Operative Document shall, taken as a whole, terminate, cease to be effective against, or cease to be the legal, valid, binding and enforceable obligation of the Lessee;

               (j) the Lessee shall directly or indirectly contest the effectiveness, validity, binding nature of enforceability of any Operative Document or any Lien granted under any Operative Document;

               (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

               (l) any judgements or orders for the payment of money, in any case not covered by insurance, individually or in the aggregate in excess of $50,000,000 shall be rendered against the Lessee, and such judgment or order shall continue

                                                                    Master Lease

        unsatisfied and unstayed (pursuant to laws, rules or court orders) for a period of thirty (30) days;

               (m) a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Lessee or any of its Consolidated Subsidiaries having a principal amount, individually or in the aggregate, in excess of $50,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; and

               (n) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Lessee.

        16.2. Remedies. Upon the occurrence of any Lease Event of Default and the declaration thereof, the Lease Balance due hereunder without further act shall be accelerated and be deemed to be due and payable hereunder, and at any time thereafter, the Lessor may, subject to the last three paragraphs of this
Section 16.2 and so long as such Lease Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Lease Event of Default.

               (a) The Lessor may, by notice to the Lessee, rescind or terminate this Master Lease as to any Property or all of the Properties as of the date specified in such notice; provided, however (i) no reletting, reentry or taking of possession of any Property (or any portion thereof) by the Lessor will be construed as an election on the Lessor's part to terminate this Master Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Master Lease for a continuing Lease Event of Default and
        (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a

                                                                    Master Lease

        surrender of the Properties shall be valid unless the same be made in writing and executed by the Lessor;

               (b) The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return any Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VII and IX and Section 8.3 hereof as if such Property were being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of any Property, and to the extent and in the manner permitted by Applicable Law, enter upon such Property and take immediate possession of (to the exclusion of the Lessee) such Property or any part thereof and expel or remove the Lessee and any other Person who may be occupying such Property, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, the Lessee shall be responsible for all costs and expenses incurred by the Lessor and/or the Lender in connection with any reletting, including, without limitation, reasonable brokers' fees and all costs of any alterations or repairs made by the Lessor or the Lender;

               (c) As more fully set forth in each Lease Supplement, the Lessor may sell all or any part of any one or more Properties at public or private sale, as the Lessor may determine;

               (d) The Lessor may, at its option, elect not to terminate this Master Lease with respect to any Property or all of the Properties and continue to collect all Basic Rent, Supplemental Rent, and all other amounts due to the Lessor (together with all costs of collection) and enforce the Lessee's obligations under this Master Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of any Property by the Lessee or re-entry of same by the Lessor, the Lessor may enforce, by suit or otherwise, all other covenants and conditions hereof to be performed or complied with by the Lessee hereunder and to exercise all other remedies permitted by
        Section 1951.4 of the California Civil Code or any amendments thereof or any successor laws which replace such Section 1951.4;

                                                                    Master Lease

               (e)  [Intentionally Omitted]

               (f) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, including any and all rights or remedies under the Pledge Agreement, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term;

               (g) The Lessor may retain and apply against the Lease Balance all sums which the Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Master Lease; or

               (h) If a Lease Event of Default shall have occurred and be continuing, the Lessor, to the extent permitted by Applicable Law, as a matter of right and with notice to the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of any Property, and the Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of the Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of such Property unless such receivership is sooner terminated.

               (i) To the maximum extent permitted by law, the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of any Property or any interest therein.

               (j) The Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect the

                                                                    Master Lease

        Lessor's right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor. In no event shall the Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to Lessor, or the appointment of a receiver and the entry of such receiver onto all or any part of the Properties), be deemed a "mortgagee in possession", and the Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies, except for the exercise of the remedies set forth in clauses (c), (j) or (k) of this Section 16.2 within thirty (30) days after the declaration of the occurrence of an Event of Default in contravention of Lessee's purchase right set forth in the last paragraph of this Section 16.2.

               (k) Foreclosure; Power of Sale. The Lessee hereby grants to First American Title Insurance Company, as trustee (together with all successor trustees, the "Trustee"), IN TRUST, WITH POWER OF SALE, all of the Lessee's right, title and interest in and to the Properties and, upon the occurrence of a Lease Event of Default and following termination of this Master Lease by the Lessor, the Lessor shall have the power and authority, after proper notice and lapse of such time as may be required by law and by the Master Lease, to cause the Trustee to sell any Property or the Properties by notifying the Trustee of that election and depositing with the Trustee this instrument and receipts and evidence of expenditures made and secured hereby as the Trustee may reasonably require. Upon receipt of any such notice from the Lessor, the Trustee shall cause to be recorded, published and delivered to Lessee such Notice of Default and Election to Sell as is then required by applicable statutory authority and by this instrument, which notice shall set forth, among other things, the nature of the breach(es) or default(s), the action(s) required to

                                                                    Master Lease

        effect a cure thereof and the time period within which that cure may be effected. If no cure is effected within the statutory time limits following recordation of the Notice of Default and Election to Sell and after Notice of Sale has been given as required by the above-referenced statutes, the Trustee may without further notice or demand sell and convey any Property or the Properties in accordance with the above-referenced statutes. Each Property may be sold as a whole or in separate lots, parcels or items and in such order as the Lessor may direct, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. The Trustee shall deliver to such purchaser(s) a good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty express or implied. The recitals in such deed of any matter or fact shall be conclusive proof of the truthfulness thereof. Any Person, including the Lessee, the Trustee or the Lessor, may purchase at any sale. After deducting all costs, fees and expenses of the Lessor and the Trustee, including costs of evidence of title in connection with any sale, the Lessor shall apply the proceeds of sale, in the following order of priority, to payment of the following (collectively referred to herein as the "Obligated Amounts"): (i) first, all amounts expended by or for the account of the Lessor under the terms hereof and not then repaid, with accrued interest at the Overdue Rate; and (ii) second, all other amounts then due and owing hereunder including, without limitation, all Basic Rent, Supplemental Rent, the full amount of the Lease Balance as of the date of sale as if this Lease had been terminated with respect to all of the Properties then subject to this Lease under Section 18.1, and all other amounts then payable by the Lessee under this Lease and the other Operative Documents, with the Lessor having the right to apply the proceeds of sale to the amounts described above in this clause (ii) in such order, proportion and priority as the Lessor may elect in its sole and absolute discretion. To the extent permitted by applicable statutes, the Trustee may postpone the sale of all or any portion of any Property or the Properties by public announcement at the time and place of sale, and from time to time thereafter may again postpone that sale by public announcement or subsequently noticed sale, and without further notice may make such sale at the time fixed at the last postponement or may, in its discretion, give a new notice of sale. A sale of less than all of any Property or the Properties or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein, and subsequent sales may be made hereunder until all of the Obligated Amounts have been

                                                                    Master Lease

        satisfied or all the Properties have been sold, without defect or irregularity. No action of the Lessor or the Trustee based upon the provisions contained herein or contained in the applicable statutes, including, without limitation, the giving of the Notice of Default and Election to Sell or the Notice of Sale, shall constitute an election of remedies which would preclude the Lessor from pursuing judicial foreclosure before a completed sale pursuant to the power of sale contained herein. The Lessor shall have the right, with the irrevocable consent of the Lessee hereby given and evidenced by the execution of this instrument, to obtain appointment of a receiver by any court of competent jurisdiction without further notice to the Lessee, which receiver shall be authorized and empowered to enter upon and take possession of any Property or the Properties, including all personal property used upon or in connection with the real property herein conveyed, to let any Property or the Properties, to receive all the rents, issues and profits, if any, which may be due or become due in respect to the leasing of any Property or the Properties to another party (herein, "Property Rents"), and apply the Property Rents after payment of all necessary charges and expenses to reduction of the Obligated Amounts in such order, proportion and priority as the Lessor may elect. At the option of the Lessor, the receiver shall accomplish entry and taking possession of any Property or the Properties by actual entry and possession or by notice to the Lessee. The receiver so appointed by a court of competent jurisdiction shall be empowered to issue receiver's certificates for funds advanced by the Lessor for the purpose of protecting the value of any Property or the Properties as security for the Obligated Amounts. The amounts evidenced by receiver's certificates shall bear interest at the Overdue Rate and may be added to the Obligated Amounts if the Lessee or a junior lienholder purchases any Property or the Properties at the trustee's sale. The Trustee or any successor acting hereunder may resign and thereupon be discharged of the trusts hereunder upon thirty (30) days' prior written notice to the Lessor. Regardless of whether the Trustee resigns, the Lessor may, from time to time, substitute a successor or successors to any Trustee named herein or acting hereunder in accordance with any statutory procedure for such substitution; or if Lessor, in its sole and absolute discretion, so elects, and if permitted by law, the Lessor may substitute such successors or successors by recording, in the office of the recorder of the county or counties where such Property is located, a document executed by the Lessor and containing the name of the original Lessee and Lessor hereunder, the book and page where this instrument

                                                                    Master Lease

        (or a memorandum hereof) is recorded (and/or instrument number, as applicable) and the name of the new Trustee, which instrument shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the predecessor Trustee, succeed to the rights, powers and duties hereunder. It is acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW LESSOR TO TAKE THE PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE LESSEE UNDER THIS INSTRUMENT.

        The Lessor acknowledges and agrees that upon the declaration of an Event of Default the amount due and owing by it to the Lessor hereunder shall be the Lease Balance and that to the maximum extent permitted by law, the Lessee waives any right to contest the Lease Balance as the liquidated sum due upon acceleration of this instrument.

        In order to satisfy the Lease Balance due and owing the Lessee may avail itself of any and all of the foregoing remedies provided, however, that the Lessor acknowledges and agrees that in the case of a Lease Event of Default set forth in clause (a), (b), (c), (e) (unless such Event of Default is caused by a breach of Section 6.1, Section 8.4, failure to complete a structural Modification the cost of which exceeds 10% of the Property Balance for such Property, Section 11.2 hereof if the effect of such has the result described in clause (i) of the proviso therein and Section 14.2 hereof), (f), (i), (j), (k),
(l), (m) or (n) of Section 16.1 hereof, in the absence of a Lease Event of Default under any other clause, that the Lessor's personal recourse against the Lessee shall be limited to the sum of all past due and accrued and unpaid Rent hereunder and the Tranche A Loan Balance plus Lessor Balance in respect of the Land. Any Lease Balance remaining after realization from the Lessee of the foregoing amount shall be satisfied solely from proceeds derived from the sale or use of the Property.

        If, pursuant to the exercise by the Lessor of its remedies pursuant to this Section 16.2, the Lease Balance and all other amounts due and owing from the Lessee under this Master Lease and the other Operative Documents have been paid in full, then the Lessor shall remit to the Lessee any excess amounts received by the Lessor. The obligation to deliver such excess to the Lessee shall survive this Master Lease.

        The Lessor agrees that for thirty (30) days after the declaration of the occurrence of an Event of Default, Lessor shall forebear from exercising the remedies set forth in clauses

                                                                    Master Lease

(c), (j) or (k) of this Section 16.2 during which time Lessee may tender to the Lessor in immediately available funds the Lease Balance and all past due and accrued and unpaid Rent upon the receipt of which Lessor shall transfer the Properties to the Lessee or its designee in accordance with Article XXI hereof.

        16.3. Waiver of Certain Rights. Subject to the foregoing, if this Master Lease shall be terminated pursuant to Section 16.2, the Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XVI.


                                  ARTICLE XVII
                             LESSOR'S RIGHT TO CURE

        17.1. The Lessor's Right to Cure the Lessee's Lease Defaults. The Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of the Lessee, including the failure by the Lessee to maintain the insurance required by Article XIII, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon any Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All reasonable out-of-pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Lessee to the Lessor as Supplemental Rent.


                                  ARTICLE XVIII
                               PURCHASE PROVISIONS

        18.1. Purchase of the Properties. Subject to the conditions contained herein, the Lessee shall have the irrevocable option on any Business Day to purchase any or all (subject, however, to the penultimate sentence of this Section 18.1) of the Properties subject to this Master Lease at a price (the "Purchase Price") equal to the aggregate Property Balances

                                                                    Master Lease

of the applicable Properties on the date of such purchase, plus Break Costs (if any). The Lessee's exercise of its option pursuant to this Section 18.1 shall be subject to the following conditions:

               (i) the Lessee shall have delivered a Purchase Notice to the Lessor not less than thirty (30) days prior to such purchase, specifying the date of such purchase;

               (ii) [Intentionally Omitted].

               (iii) the Lessee shall not have given notice of its intention to exercise the Remarketing Option.

If the Lessee exercises its option pursuant to this Section 18.1 then, upon the Lessor's receipt of all amounts due in connection therewith, the Lessor shall transfer to the Lessee or its designee all of the Lessor's right, title and interest in and to the applicable Properties in accordance with the procedures set forth in Section 21.1(a), such transfer to be effective as of the date specified in the Purchase Notice. The Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Master Lease, including, without limitation, the obligation to pay to the Lessor the Property Balances of the applicable Properties on the date specified in the applicable Purchase Notice. Notwithstanding anything herein to the contrary, the Lessee may only exercise its Purchase Option for less than all of the Properties so long as after giving effect to such purchase, the aggregate of the Property Balance (Improvements) of the Properties remaining subject to this Master Lease would be equal to 50.0% or more of an amount equal to the highest Lease Balance (Improvements) in respect of all Properties outstanding at any time prior to the time of such purchase. The Lessee shall have the right to elect by written notice to the Lessor and the Lender to have all or part of the Purchase Price paid by liquidation of the Additional Collateral so long as, in the case of a purchase of less than all the Properties, sufficient Additional Collateral remains subject to the Pledge Agreement.

                                                                    Master Lease

                                   ARTICLE XIX
                          EXTENSION OF EXPIRATION DATE

        19.1. Extension of Expiration Date. The Lessee may extend the Expiration Date subject to, and in accordance with, the terms and conditions of Section
11.2 of the Participation Agreement.


                                   ARTICLE XX
                               REMARKETING OPTION

        20.1. Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 20.1, the Lessee shall have the option (the "Remarketing Option") to market all of the Properties on behalf of the Lessor.

        The Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions as to each of the Properties as of the dates set forth below:

               (a) Not later than six months prior to the Expiration Date, the Lessee shall give to the Lessor written notice of the Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable. Failure by the Lessee to give timely notice shall be deemed to be an election by the Lessee, without further act thereby, of its Purchase Option for all of the Properties.

               (b) Not later than ninety (90) days prior to the Expiration Date, the Lessee shall deliver to the Lessor an Environmental Audit for each of the Properties. Such Environmental Audit shall be prepared by an environmental consultant selected by the Lessor in the Lessor's reasonable discretion and shall contain conclusions reasonably satisfactory to the Lessor as to the environmental status of the Properties. If any such Environmental Audit indicates any exceptions, the Lessee shall have also delivered prior to the Expiration Date a Phase Two environmental assessment by such environmental consultant and a written statement by such environmental consultant indicating that all such exceptions have been remedied in compliance with Applicable Law. As of the Expiration Date, any Permitted Property Liens (other than (x) Liens of the type described in clause (iii) of the definition of "Permitted Property Liens" to the extent, but only to the extent, the Lessor is in its opinion fully indemnified therefrom, and (y) Liens of the type described in clause (vii) of the definition of "Permitted

                                                                    Master Lease

        Property Liens") on any Property that were contested by the Lessee shall have been removed.

               (c)  [Intentionally Omitted].

               (d)  [Intentionally Omitted].

               (e)  [Intentionally Omitted].

               (f) During the Marketing Period, the Lessee shall, as nonexclusive agent for the Lessor, use reasonable commercial efforts to sell the Lessor's interest in the Properties and will attempt to obtain the highest purchase price therefor and for not less than the Fair Market Sales Value.

               (g)  [Intentionally Omitted].

               (h)  [Intentionally Omitted].

               (i) The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of each of the Properties. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor other than the absence of Lessor Liens.

               (j) The Lessee shall pay directly, and not from the sale proceeds, all prorations and credits, whether incurred by the Lessor or the Lessee, including without limitation, the cost of all environmental reports, appraisals required under Section 13.2 of the Participation Agreement and the Lessee's attorneys' fees.

               (k) The Lessee shall pay to the Lessor on or prior to the Expiration Date (or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Tranche A Loan Balance plus the aggregate amount of Lessor Amounts that are allocable to Land Acquisition Costs (without duplication of the Tranche A Loan Balance) plus all accrued and unpaid Rent and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date, in the type of funds specified in Section 3.1(b) hereof; provided that in no event shall the Lessee be obligated to pay the Tranche B Loan Balance or the Lessor Amount attributable to construction of the Improvements.

               (l)  [Intentionally Omitted].

                                                                    Master Lease

               (m) The gross proceeds (the "Gross Remarketing Proceeds") of the sale of the Properties (less any marketing, closing or other costs, prorations or commissions related to the marketing of the Properties), shall be paid directly to the Lessor; provided, however, that if the sum of (x) the Gross Remarketing Proceeds from such sale plus (y) the Tranche A Loan Balance and Lessor Amounts allocable to Land Acquisition Costs received by the Lessor pursuant to Section 20.1(k) exceeds the Lease Balance as of such date, then the excess shall be paid to the Lessee promptly after receipt thereof by the Lessor. The obligations of the Lessor under this paragraph shall survive the expiration or termination of this Master Lease.

        If the Lessee effectively elects the Remarketing Option and the sale of any Property is not consummated prior to the end of the Marketing Period, the Lessee shall, in addition to making the payment required pursuant to Section 20.1(k) above, at its own cost and expense, do each of the following:

               (i) execute and deliver to the Lessor and the Lessor's title insurance company an affidavit as to the absence of any Liens (other than Permitted Property Liens of the type described in clause (i),
        (vii), (viii), (ix) or (x) Liens for taxes not yet due and Lessor Liens), and shall execute and deliver to the Lessor a statement of termination of this Master Lease to the extent relating to such Property;

               (ii) on the Expiration Date, transfer possession of such Property to the Lessor or any Person designated by the Lessor, by surrendering the same into the possession of the Lessor or such Person, as the case may be, in the condition required by this Section 20.1 and in compliance with Applicable Law; and

               (iii) for a period of up to one year after the Expiration Date, cooperate reasonably with the Lessor and/or any Person designated by the Lessor to receive such Property, which cooperation shall include reasonable efforts with respect to the following, all of which the Lessee shall do on or before the Expiration Date for such Property or as soon thereafter as is reasonably practicable: providing copies of all books and records regarding the maintenance and ownership of such Property and all know-how, data and technical information relating thereto, providing a current copy of the applicable Plans and Specifications, granting or assigning all assignable licenses necessary for the operation and maintenance of such Property and cooperating reasonably in seeking and obtaining all necessary

                                                                    Master Lease

        Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Master Lease.

        Lessor shall have no obligation to approve any bid for the Properties except for bona fide all-cash bids which, together with amounts payable by the Lessee under clause (k) hereof, in the aggregate is at least equal to the Lease Balance and the acceptance of which will not subject the Lessor to any additional liability. Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor or any Participant in connection with any proposed sale of any Property.

        If one or more of the foregoing provisions (a) through (k) shall not be fulfilled as of the Expiration Date with respect to any Property, then the Lessor shall declare by written notice to the Lessee the Remarketing Option to be null and void (whether or not it has been theretofore exercised by the Lessee) as to all of the Properties, in which event all of the Lessee's rights under this Section 20.1 shall immediately terminate and the Lessee shall purchase from the Lessor, and the Lessor shall convey to the Lessee, on the Expiration Date all of the Lessor's interest in all of the Properties for an amount equal to the Lease Balance..

        20.2. Certain Obligations Continue. During the Marketing Period, the obligation of the Lessee to pay Rent with respect to each Property (including the installment of Rent due on the Expiration Date) shall continue undiminished until payment in full of the Tranche A Loan Balance plus the aggregate amount of the Lessor Balance allocable to Land Acquisition Costs and all accrued and unpaid Supplemental Rent due to the Lessor with respect to the Properties under the Operative Documents to which the Lessee is a party. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale.


                                   ARTICLE XXI
                 PROCEDURES RELATING TO PURCHASE OR REMARKETING

        21.1.  Provisions Relating to the Exercise of Purchase
Option or Obligation and Conveyance Upon Remarketing and
Conveyance Upon Certain Other Events.

               (a) In connection with any termination of this Master Lease with respect to any Property pursuant to the terms of Article XV, in connection with any purchase or in connection

                                                                    Master Lease

        with the Lessee's purchase of any Property in accordance with Section
        18.1 or in connection with the Lessee's exercise of the purchase right under Section 16.2, then, upon the date on which this Master Lease is to terminate with respect to the applicable Property and upon the payment of all amounts due under Section 5.1 of the Construction Agency Agreement, as applicable, and upon tender by the Lessee of the amounts set forth in Article XV, Sections 16.2 or 18.1, as applicable:

                      (i) the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense a quitclaim deed with covenants against grantor's acts with respect to such Property or Properties and an assignment of the Lessor's entire interest in such Property or Properties (which shall include an assignment of all of the Lessor's right, title and interest in and to any Net Proceeds with respect to such Property or Properties not previously received by the Lessor and an assignment of leases of the Properties), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Lessor Mortgage and any Lessor Liens;

                      (ii) such Property or Properties shall be conveyed to the
               Lessee "AS IS" and in its then present physical condition; and

                      (iii) the Lessor shall execute and deliver to Lessee and
               the Lessee's title insurance company an affidavit as to the Lessor's title and Lessor Liens and shall execute and deliver to Lessee a statement of termination of this Master Lease to the extent this Master Lease relates to such Property or Properties.

               (b) If the Lessee properly exercises the Remarketing Option, then the Lessee shall, on the Expiration Date, and at its own cost, transfer possession of all of the Properties to the independent purchaser(s) thereof, in each case by surrendering the same into the possession of the Lessor or such purchaser(s), as the case may be, free and clear of all Liens other than Lessor Liens and the lien of the Lessor Mortgage, in good condition (as modified by Modifications permitted by this Master Lease), ordinary wear and tear excepted, and in compliance with Applicable Law.

                                                                    Master Lease


                                  ARTICLE XXII
                              ESTOPPEL CERTIFICATES

        22.1. Estoppel Certificates. At any time and from time to time upon not less than thirty (30) Business Days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Master Lease is in full force and effect (or that this Master Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Master Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article XXII may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).


                                  ARTICLE XXIII
                             ACCEPTANCE OF SURRENDER

        23.1. Acceptance of Surrender. No surrender to the Lessor of this Master Lease or of all or any of the Properties or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under the Loan Agreement and termination of the Commitments, the Lender, and no act by the Lessor or the Lender or any representative or agent of the Lessor or the Lender, other than a written acceptance, shall constitute an acceptance of any such surrender.


                                  ARTICLE XXIV
                               NO MERGER OF TITLE

        24.1. No Merger of Title. There shall be no merger of this Master Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part,
(a) this Master Lease or the leasehold estate created hereby or any interest in

                                                                    Master Lease

this Master Lease or such leasehold estate, (b) the fee or groundleasehold estate in any Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in the Lessor.


                                   ARTICLE XXV
                              INTENT OF THE PARTIES

        25.1.  Nature of Transaction.

        (a) It is the intent of the parties that: (a) the Lease constitutes an operating lease from Lessor to the Lessee for purposes of the Lessee's financial reporting, (b) the Lease and other transactions contemplated will result in the Lessee being recognized as the owner of the Properties for Federal and state income tax and bankruptcy purposes, (c) each Lease Supplement grants to Lessor a Lien on the Lessee's interest in the Property covered thereby, and (d) the obligations of the Lessee to pay Basic Rent and any part of the Property Balance shall be treated as payments of interest and principal, respectively, for Federal and state income tax and bankruptcy purposes. The Lessor shall be deemed to have a valid and binding security interest in and Lien on the Lessee's interest in the Properties, free and clear of all Liens other than Permitted Property Liens, as security for the obligations of the Lessee under the Operative Documents (it being understood and agreed that the Lessee does hereby grant a Lien, and convey, transfer, assign, mortgage and warrant to Lessor and its successors, transferees and assigns, for the benefit of the Lessor and its successors, transferees and assigns, the Properties and any proceeds or products thereof, to have and hold the same as collateral security for the payment and performance of the obligations of the Lessee under the Operative Documents), each of the parties hereto agrees that it will not, nor will it permit any Affiliate to at any time, take any action or fail to take any action with respect to the preparation or filing of any income tax return, including an amended income tax return, to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 25.1.

        (b) Specifically, without limiting the generality of clause (a) of this
Section 25.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee, Lessor, any Participant or any collection actions, the

                                                                    Master Lease

transactions evidenced by the Operative Documents shall be regarded as loans made by the Participants to the Lessee.


                                  ARTICLE XXVI
                                  MISCELLANEOUS

        26.1. Survival; Severability; Etc. Anything contained in this Master Lease to the contrary notwithstanding, all claims against and liabilities of the Lessee or the Lessor arising from events commencing prior to the expiration or earlier termination of this Master Lease shall survive such expiration or earlier termination for a period of one year except as to indemnification which shall continue to survive. If any term or provision of this Master Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Master Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Master Lease, including any right or option described in Article XIV, XV, XVIII or XX, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgement and delivery of this Master Lease.

        26.2. Amendments and Modifications. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Master Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessee.

        26.3. No Waiver. No failure by the Lessor, any Participant or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Master Lease, and this Master Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

                                                                    Master Lease

        26.4. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section
15.3 of the Participation Agreement.

        26.5. Successors and Assigns. All the terms and provisions of this Master Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        26.6. Headings and Table of Contents. The headings and table of contents in this Master Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        26.7. Counterparts. This Master Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

        26.8. GOVERNING LAW. THIS MASTER LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS MASTER LEASE IS DEEMED TO CONSTITUTE A FINANCING WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND THE CREATION AND THE ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATES IN WHICH SUCH ESTATES ARE LOCATED.

        26.9. Liability Limited. The parties hereto agree that except as specifically set forth in this Master Lease or in any other Operative Document, the Lessor shall have no personal liability whatsoever to the Lessee or the Lender or their respective successors and assigns for any claim based on or in respect of this Master Lease or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby and the recourse shall be solely had against the Lessor's interest in the Properties; provided, however, that Lessor shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence, (b) breach of any of its representations, warranties or covenants under the Operative Documents, or (c) for any Tax based on or

                                                                    Master Lease

measured by any fees, commission or compensation received by it for acting as the Lessor as contemplated by the Operative Documents.

        26.10. Original Lease. The single executed original of this Master Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt thereof of Union Bank of Switzerland, New York Branch, as the Lender therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Master Lease (the "Original Executed Counterpart"). To the extent that this Master Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Master Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

                                                                    Master Lease

        IN WITNESS WHEREOF, the parties have caused this Master Lease be duly executed and delivered as of the date first above written.

                                      CISCO SYSTEMS, INC.,
                                        as Lessee



                                      By
                                         --------------------------------------
                                         Name:
                                         Title:

                                                                    Master Lease

                                      UBS MORTGAGE FINANCE INC.,
                                        as Lessor



                                      By
                                         --------------------------------------
                                         Name:
                                         Title:



                                      By
                                         --------------------------------------
                                         Name:
                                         Title:

                                                                    Master Lease

THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of the date hereof.


                                      UNION BANK OF SWITZERLAND,
                                      acting through its New York
                                      Branch,
                                          as Lender



                                      By
                                         --------------------------------------
                                         Name:
                                         Title:



                                      By
                                         --------------------------------------
                                         Name:
                                         Title:

                                                                    Master Lease

                                TABLE OF CONTENTS

Section                                                                                   Page
-------                                                                                   ----

                                    ARTICLE I
                                   DEFINITIONS

  1.1.  Definitions; Interpretation........................................................  1

                                   ARTICLE II
                                  MASTER LEASE

  2.1.  Acceptance and Lease of Property...................................................  2
  2.2.  Acceptance Procedure...............................................................  2
  2.3.  Lease Term.........................................................................  2
  2.4.  Title  ............................................................................  3

                                   ARTICLE III
                                 PAYMENT OF RENT

  3.1.  Rent   ............................................................................  3
  3.2.  Payment of Rent....................................................................  3
  3.3.  Supplemental Rent..................................................................  4
  3.4.  Method of Payment..................................................................  4

                                   ARTICLE IV
                        QUIET ENJOYMENT; RIGHT TO INSPECT

  4.1.  Quiet Enjoyment....................................................................  5
  4.2.  Right to Inspect...................................................................  5

                                    ARTICLE V
                                 NET LEASE, ETC.

  5.1.  Net Lease..........................................................................  5
  5.2.  No Termination or Abatement........................................................  6

                                   ARTICLE VI
                                    SUBLEASES

  6.1.  Subletting.........................................................................  7

                                   ARTICLE VII
                             LESSEE ACKNOWLEDGMENTS

  7.1.  Condition of the Properties........................................................  7
  7.2.  Risk of Loss.......................................................................  8


                                TABLE OF CONTENTS
                                   (continued)

Section                                                                                   Page
-------                                                                                   ----

                                  ARTICLE VIII
                   POSSESSION AND USE OF THE PROPERTIES, ETC.

  8.1.  Utility Charges....................................................................  8
  8.2.  Possession and Use of the Property.................................................  8
  8.3.  Compliance with Requirements of Laws and
               Insurance Requirements......................................................  9
  8.4.  Assignment by Lessee...............................................................  9
  8.5.  Phase Two Improvements............................................................. 10

                                   ARTICLE IX
                         MAINTENANCE AND REPAIR; RETURN

  9.1.  Maintenance and Repair; Return..................................................... 10

                                    ARTICLE X
                               MODIFICATIONS, ETC.

  10.1.  Modifications, Substitutions and Replacements..................................... 11

                                   ARTICLE XI
                           WARRANT OF TITLE; EASEMENTS

  11.1.  Warrant of Title.................................................................. 13
  11.2.  Grants and Releases of Easements; Lessor's
               Waivers..................................................................... 13

                                   ARTICLE XII
                               PERMITTED CONTESTS

  12.1.  Permitted Contests in Respect of Applicable Law................................... 15

                                  ARTICLE XIII
                                    INSURANCE

  13.1.  Public Liability and Workers' Compensation
               Insurance................................................................... 16
  13.2.  [Intentionally Omitted]........................................................... 17
  13.3.  [Intentionally Omitted]........................................................... 17

                                   ARTICLE XIV
                       CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

  14.1.  Casualty and Condemnation......................................................... 17
  14.2.  Environmental Matters............................................................. 19
  14.3.  Notice of Environmental Matters................................................... 20

                                TABLE OF CONTENTS
                                   (continued)

Section                                                                                   Page
-------                                                                                   ----
                                   ARTICLE XV
                              TERMINATION OF LEASE

  15.1.  Partial Termination upon Certain Events........................................... 21
  15.2.  Termination Procedures............................................................ 21

                                   ARTICLE XVI
                                EVENTS OF DEFAULT

  16.1.  Lease Events of Default........................................................... 22
  16.2.  Remedies.......................................................................... 25
  16.3.  Waiver of Certain Rights.......................................................... 32

                                  ARTICLE XVII
                             LESSOR'S RIGHT TO CURE

  17.1.  The Lessor's Right to Cure the
               Lessee's Lease Defaults..................................................... 32

                                  ARTICLE XVIII
                               PURCHASE PROVISIONS

  18.1.  Purchase of the Properties........................................................ 32

                                   ARTICLE XIX
                          EXTENSION OF EXPIRATION DATE

  19.1.  Extension of Expiration Date...................................................... 34

                                   ARTICLE XX
                               REMARKETING OPTION

  20.1.  Option to Remarket................................................................ 34
  20.2.  Certain Obligations Continue...................................................... 37

                                   ARTICLE XXI
                 PROCEDURES RELATING TO PURCHASE OR REMARKETING

  21.1.  Provisions Relating to the Exercise of Purchase
               Option or Obligation and Conveyance Upon
               Remarketing and Conveyance Upon Certain Other
               Events...................................................................... 37

                                  ARTICLE XXII
                              ESTOPPEL CERTIFICATES


                                TABLE OF CONTENTS
                                   (continued)

Section                                                                                   Page
-------                                                                                   ----
  22.1.  Estoppel Certificates............................................................. 39

                                  ARTICLE XXIII
                             ACCEPTANCE OF SURRENDER

  23.1.  Acceptance of Surrender........................................................... 39

                                  ARTICLE XXIV
                               NO MERGER OF TITLE

  24.1.  No Merger of Title................................................................ 39

                                   ARTICLE XXV
                              INTENT OF THE PARTIES

  25.1.  Nature of Transaction............................................................. 40

                                  ARTICLE XXVI
                                  MISCELLANEOUS

  26.1.  Survival; Severability; Etc....................................................... 41
  26.2.  Amendments and Modifications...................................................... 41
  26.3.  No Waiver......................................................................... 41
  26.4.  Notices........................................................................... 42
  26.5.  Successors and Assigns............................................................ 42
  26.6.  Headings and Table of Contents.................................................... 42
  26.7.  Counterparts...................................................................... 42
  26.8.  GOVERNING LAW..................................................................... 42
  26.9.  Liability Limited................................................................. 42
  26.10. Original Lease.................................................................... 43



EXHIBITS

EXHIBIT A-1  Form of Lease Supplement (Land)
EXHIBIT A-2  Form of Lease Supplement (Improvements)

                                                                [EXECUTION COPY]


                                   APPENDIX A
                                       to
                            Participation Agreement,
                                  Master Lease,
                                Lease Supplements
                                 Loan Agreement,
                         Construction Agency Agreement,
                                   Mortgages,
                                Pledge Agreement


                         DEFINITIONS AND INTERPRETATION


        A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

               (i) the singular number includes the plural number and vice versa;

               (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

               (iii) reference to any gender includes each other gender;

               (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

               (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive

                                                                      Appendix A

        amendment, modification, codification, replacement or reenactment of such section or other provision;

               (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

               (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

               (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

               (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

               (x) with respect to any rights and obligations of the parties under the Operative Documents, all such rights and obligations shall be construed to the extent permitted by Applicable Law.

        B. Computation of Time Periods. For purposes of computation of periods of time under the Operative Documents, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

        C. Accounting Terms and Determinations. Unless otherwise specified in any Operative Document, all terms of an accounting character used therein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Lessee's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Lessee and its consolidated Subsidiaries delivered to the Lessor and the Lender unless with respect to any such change concurred in by the Lessee's independent public accountants or required by GAAP, in determining compliance with any of the provisions of any Operative Document, the Lessee shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, in which event such calculations shall be made on a basis consistent with those used in the preparation of

                                                                      Appendix A

the latest financial statements as to which such objection shall not have been made.

        D. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

        E. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

        F. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

        "Account" means the account established by the Lessee with the Lender pursuant to which all payments by the Lessee under the Operative Documents shall be made. The Account shall be specified on Schedule II to the Participation Agreement, as such Schedule may from time to time be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Acquisition Date" is defined in Section 6.1 of the Participation Agreement.

        "Additional Collateral" means any of the following obligations which have been issued by the United States of America, registered under the name of Union Bank of Switzerland and delivered under the Pledge Agreement:

               (a) all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same or in respect of or incidental to any securities, rights, moneys or other property previously accruing, offered or arising as mentioned in this clause (a); and

               (b) all proceeds of sale, dividends, interest and other distributions or income hereafter paid or payable or made in respect of the same or the securities, rights, moneys or other property falling within clause (a) above or deriving from any investment of any such dividends, interest

                                                                      Appendix A

        and other distributions or income; also includes (without limitation):

                      (i) obligations of the United States of America having a
               maturity of not more than one (1) year from the date of issue and commonly known as "treasury bills"; and

                      (ii) obligations of the United States of America having a
               maturity greater than one year, but no more than ten (10) years, from the date of issue and commonly known as "treasury notes".

        "Adjusted Eurodollar Rate" means the applicable London Interbank Offered Rate, as applicable to any Interest Period and, in the event Lender is required to maintain reserves against "Eurocurrency Liabilities" under Regulation D, during such period the Adjusted Eurodollar Rate shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

        "Advance" means an advance of funds to the Lessee pursuant to Article III of the Participation Agreement.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

        "Applicable Law" means all existing and future applicable laws, rules, regulations (including Hazardous Materials Laws) statutes, treaties, codes, ordinances, permits, certificates,

                                                                      Appendix A

orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Property) or in each case affecting the Lessee, any Property or any material interests in any other kind of property or asset, whether real, personal or mixed, or tangible or intangible, of the Lessee.

        "Appraisal" means, with respect to each Property, an appraisal of such Property as if improved in accordance with the Plans and Specifications, which Appraisal complies in all material respects with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law addressed to the Lender, the Lessor and the Lessee, and will appraise the Fair Market Sales Value of such Property as built in accordance with the applicable Plans and Specifications therefor as of the Completion Date for such Property and as of the Expiration Date. Each Appraisal shall be prepared by a reputable appraiser selected by the Lender and the Lessor, and such appraiser shall be reasonably acceptable to the Lessee. Each such Appraisal may "bring-down" by a letter a previously delivered appraisal meeting the above requirements.

        "Appraiser" means, with respect to any Property, the appraiser which prepared the Appraisal or such other Person selected by the Lender and the Lessor.

        "Appurtenant Rights" means, with respect to any Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to such Land or the Improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land.

        "Assignment of Lease and Rent" means the Assignment of Lease and Rent dated as of December 27, 1996, from the Lessor, as assignor, to the Lender, as assignee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

                                                                      Appendix A

        "Available Commitments" means the Available Loan Commitments and the Available Lessor Commitments.

        "Available Lessor Commitment" means at any time, an amount equal to the excess, if any, of (x) the aggregate amount of the Lessor Commitments minus (y) the aggregate outstanding amounts of the Lessor Amounts.

        "Available Loan Commitment" means at any time, an amount equal to the excess, if any, of (x) the aggregate amount of the Loan Commitments minus (y) the aggregate outstanding principal amounts of all Loans.

        "Bankruptcy Code" is defined in Section 5.1(e) of the Loan
Agreement.

        "Base Rate" means, for any day, the rate per annum equal to one-half of one percent above the Federal Funds Rate.

        "Base Rate Loan(s)/Lessor Amount(s)" means a Loan or Lessor Amount, as the case may be, bearing interest at the Base Rate.

        "Base Lease Term (Improvements)" is defined in Section 2.3 of the Master Lease.

        "Basic Lease Term (Land)" is defined in Section 2.3 of the
Master Lease.

        "Basic Rent" means, for each Property, the sum of (i) the Lender Basic Rent and (ii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

        "Basic Rent Payment Date" means the last day of each Interest Period then in effect.

        "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

        "Bill of Sale" is defined in Section 6.1(j) of the Participation Agreement.

        "Break Costs" means an amount equal to the amount, if any, required to compensate any Participant for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by such Participant to fund its obligations under the Operative Documents) it may reasonably incur as a

                                                                      Appendix A

result of (v) the Lessee's payment of Rent other than on a Basic Rent Payment Date, (x) any Advance not being made on the date specified therefor in the applicable Funding Request (other than as a result of a breach by such Participant, as the case may be, of its obligation under Section 3.1, 3.2 or 3.3, as the case may be, of the Participation Agreement to make Advances to the Lessee or make Lessor Amounts or Loans available to the Lessor), (y) the Lessee's payment of the Lease Balance on any date other than a Basic Rent Payment Date, or (z) as a result of any conversion of the Eurodollar Rate in accordance with Section 13.7 of the Participation Agreement. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by such Participant, as the case may be, to the Lessee, shall be presumed correct and binding on the Lessee absent demonstrable error.

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan or Eurodollar Lessor Amount, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England, San Francisco, California and New York, New York.

        "Capital Lease" means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

        "Capital Lease Obligations" means the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

        "Casualty" means any damage or destruction of all or any portion of a Property as a result of a fire or other casualty.

        "CERCLA" means the Comprehensive Environmental Response,
Compensation, and Liability Act of 1980, 42 U.S.C. SectionSection 9601 et. seq., as amended by the Superfund Amendments and Reauthorization
Act of 1986, as otherwise amended or modified from time to time, or any successor statute thereto.

        "Certifying Party" is defined in Section 22.1 of the Master
Lease.

        "Claims" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands,

                                                                      Appendix A

settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

        "Commitment" means (i) as to the Lender, the Loan Commitment, and (ii) as to the Lessor, the Lessor Commitment.

        "Commitment Letter" means that certain Commitment Letter, dated as of November 25, 1996, among the Lessee, the Lessor and the Lender.

        "Commitment Percentage" means, with respect to any Participant, the percentage set forth such Participant's name under the heading "Commitment Percentage" on Schedule I to the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Commitment Period" means, with respect to each Property, the period from and including the Acquisition Date to but not including the date occurring on the earlier of (i) the Commitment Termination Date, (ii) the date on which the sum of the Loan Balance and the Lessor Balance equals the Maximum Commitment Amount, subject to Section 4.3 of the Participation Agreement, (iii) the date of Completion of the applicable Construction and (iv) the date on which the Commitments shall terminate as provided in the Operative Documents; provided, however, that in the event that any Commitment Period would end after the Final Commitment Termination Date, such Commitment Period shall end on such Final Commitment Termination Date.

        "Commitment Termination Date" means the date specified in a written notice from the Lessee to the Lessor and Lender as the Commitment Termination Date.

        "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Lessee within the meaning of Section 4001 of ERISA or is part of a group which includes the Lessee and which is treated as a single employer under Section 414 of the Code.

        "Completion" means, with respect to any Property, such time as the conditions set forth in Section 6.3 of the Participation Agreement are satisfied with respect thereto.

        "Completion Certificate" is defined in Section 6.3(a) of the Participation Agreement.

                                                                      Appendix A

        "Completion Date" means, with respect to any Property, the date determined under Section 6.3 of the Participation Agreement.

        "Condemnation" means, with respect to any Property, any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to such Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

        "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Lessee in its consolidated financial statements if such statements were prepared as of such date.

        "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Lessee and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to January 29, 1995 in the book value of any asset owned by the Lessee or a Consolidated Subsidiary, and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

        "Construction" means, with respect to any Property, the construction and installation of all Improvements thereon contemplated by the Plans and Specifications applicable to such Property.

        "Construction Agency Agreement" means the Construction
Agency Agreement, dated as of December 27, 1996, between the

                                                                      Appendix A

Lessor and the Lender, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Construction Agency Agreement Assignment" means the Construction Agency Agreement Assignment, dated as of December 27, 1996, made by the Lessor, as assignor, in favor of the Lender, as assignee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Construction Agency Agreement Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Construction Agency Agreement Event of Default.

        "Construction Agency Agreement Event of Default" means a "Construction Agency Agreement Event of Default" as defined in Section 5.1 of the Construction Agency Agreement.

        "Construction Agency Agreement Supplement" means any duly executed and delivered Supplement to the Construction Agency Agreement substantially in the form attached to the Construction Agency Agreement as Exhibit A thereto.

        "Construction Agent" means the Lessee, as construction agent under the Construction Agency Agreement.

        "Construction Costs" means the fees, expenses, costs and other items related to the development and construction of the Properties and specified below:

               (a) the costs of development, architectural and engineering services related to the Properties, including the costs of preparation of studies, surveys, reports, tests, plans and specifications;

               (b) the costs of legal, accounting and other services related to the Properties and other improvements;

               (c) the fees and charges incurred in connection with securing all Governmental Actions required to be taken, given or obtained in connection with the development, construction, ownership, financing, maintenance or operation of the Properties;

               (d) any title fees, premiums and escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Documents;

               (e)    all expenses relating to all Environmental Audits;


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


                                                                      Appendix A


               (f)  fees and other expenses relating to Appraisals;

               (g) the costs incurred in connection with the acquisition, construction, improvement, rehabilitation or extension of the Improvements comprising a part of the Properties and the provision of the necessary services and utilities thereto;

               (h)  interest on the Loans and Yield on the Lessor
        Amounts during the Construction Period in respect to each Property;

               (i)  the Fees of the Lessor and the Lender;

               (j) any sales, use, property, real or personal, tangible or intangible taxes incurred in connection with the Properties;

               (k) any other items included in the construction budget;

               (l) any other costs and expenses incurred in connection with the acquisition, construction, development and equipping of the Properties; and

               (m) such other items as the Participants may reasonably approve in writing.

        "Construction Documents" is defined in Section 2.7 of the Construction Agency Agreement.

        "Construction Documents Assignment" means the Construction Documents Assignment, dated as of December 27, 1996, made by the Construction Agent in favor of the Lessor and delivered pursuant to the Construction Agency Agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Construction Period" means, with respect to any Property, the period commencing on the commencement of construction on such Property and ending on the Completion Date for such Property.

        "Construction Period Property" means, at any date of determination, any Property as to which the Construction Period has commenced but not ended on or prior to such date.

        "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any

                                                                      Appendix A

agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

        "CPS" is defined in the first recital to the Participation
Agreement.

        "Deed" means a quitclaim, grant or special warranty deed, as applicable, with respect to the real property comprising the applicable Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such real property to the Lessor, subject only to Permitted Exceptions.

        "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

        "Deficiency Collateral" is defined in Section 14.1 of the Participation Agreement.

        "Deficiency Date" is defined in Section 14.1 of the Participation Agreement.

        "Documentation Date" is defined in Section 2.1 of the Participation Agreement.

        "Dollars" and "$" mean dollars in lawful currency of the United States of America.

        "End of the Term Report" is defined in Section 13.2(a) of the Participation Agreement.

        "Environmental Audit" means, with respect to each Property, a Phase One environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527 for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of such Property.

        "Environmental Laws" means any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes or decrees of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment or the use, storage, handling, disposal, transport, treatment or generation of Hazardous Materials, as now or may at any time be in effect during the Lease Term, including CERCLA, RCRA, the Clean Air Act, 42 USC Section 7401 et seq., the Toxic

                                                                      Appendix A

Substances Control Act 15 USC Section 2601 et seq. and any rules, regulations and guidance documents promulgated thereunder.

        "Environmental Violation" means, with respect to any Property, any activity, occurrence or condition that violates or results in non-compliance with any Hazardous Materials Law.

        "Equipment" means equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessor using the proceeds of the Loans and/or the Lessor Amounts and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of a Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, shelving, display cases, counters, furniture and furnishings, heating, electrical, switch gear, uninterrupted power supply, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, generators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communications systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

        "ERISA Group" means, with respect to the Lessee, the Lessee and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

        "Estimated Improvement Costs" means, with respect to any Property as of the related Acquisition Date, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to Improvements for such Property, including (i) Construction Costs, and (ii) Transaction Expenses, in each case allocated with respect to such Property during its Construction Period.

                                                                      Appendix A

        "Eurodollar Loan(s)/Lessor Amount(s)" means a Loan or Lessor Amount, as the case may be, bearing interest at the Adjusted Eurodollar Rate.

        "Eurodollar Reserve Percentage" means that percentage (expressed as a decimal) which is in effect on any day that a reserve percentage is prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

        "Event of Default" means a Lease Event of Default.

        "Excess Casualty/Condemnation Proceeds" means the excess, if any, of (x) the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation minus (y) the Property Balance paid by the Lessee pursuant to Article XV of the Master Lease with respect to such Casualty or Condemnation.

        "Excess Sales Proceeds" means the excess, if any, of (x) the aggregate of all proceeds received by the Lessor in connection with the Lessee's exercise of the Remarketing Option under Article XX of the Master Lease, less all fees, costs and expenses of the Lessor in connection with the exercise of its rights and remedies thereunder, minus (y) the Lease Balance.

        "Expiration Date" means, with respect to the Master Lease, unless the Master Lease shall have been earlier terminated in accordance with the provisions of the Master Lease or any of the other Operative Documents, the Maturity Date.

        "Expiration Date Purchase Obligation" means the Lessee's obligation, pursuant to Section 20.1 of the Master Lease, to purchase all (but not less than all) of the Properties on the Expiration Date.

        "Extension Conditions" is defined in Section 11.2 of the Participation Agreement.


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


                                                                      Appendix A

        "Fair Market Sales Value" means, with respect to any Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Property. The Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Article XVI of the Master Lease and Section 13.2 of the Participation Agreement, such Property is in the condition and state of repair required under Section 9.1 of the Master Lease and the Lessee is in compliance with the other requirements of the Operative Documents relating to the condition of the Property.

        "Federal Funds Rate" means, for any day or period, as applicable, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) at which Federal funds in the amount equal to the principal amount of the related Loans or Lessor Amounts are offered in the interbank market to Union Bank of Switzerland, New York Branch, as of 11:00 a.m., New York time, on such day for such day or for such period, as applicable.

        "Fees" means, collectively, the fees set forth in the Commitment Letter paid or payable to the Lessor and/or the Lender.

        "Final Commitment Termination Date" means December 27, 2003, the seventh year anniversary of the Documentation Date, unless the Maturity Date shall have been extended pursuant to Section 2.8 of the Loan Agreement and Section 11.1 of the Participation Agreement, in which case, the "Final Commitment Termination Date" shall mean December 27, 2006, the tenth year anniversary of the Documentation Date.

        "Fixed Charge Coverage Ratio" means the following (as calculated on a rolling four quarter basis):

                     (Consolidated Net Income + Interest Expense + Taxes
                    + Depreciation + Amortization + Write Off of Goodwill
                  related to an Acquisition - Cash - Short Term Investments)
                            (Interest Expense + Total Rent Expense)

        "Force Majeure Event" means, with respect to the Construction of any Property, any event (the existence of which was not known and could not have been discovered through the exercise of reasonable due diligence by the Lessee or the Construction Agent prior to the Acquisition Date with respect to such Property) beyond the control of the Lessee and the Construction Agent, including, but not limited to, strikes,

                                                                      Appendix A

lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, government activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition or failure to pay or any event, cause or condition which could have been avoided or which could be remedied through the exercise of commercially reasonable efforts or the commercially reasonable expenditure of funds.

        "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "Funding Date" means the date in each month on which an Advance is made. In the event that any Funding Date shall not fall on a Business Day, then the Funding Date for such calendar month in which such event occurs shall be the immediately succeeding Business Day.

        "Funding Office" means the office of each Participant identified on
Schedule II to the Participation Agreement as its Funding Office.

        "Funding Request" is defined in Section 3.4(a) of the Participation Agreement.

        "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with paragraph C hereof, are to be used in making the calculations for purposes of determining compliance with the terms of the Operative Documents.

        "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Property as provided in the Master Lease.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and having jurisdiction over any Property or the Operative Documents, as applicable.

                                                                      Appendix A

        "Gross Remarketing Proceeds" is defined in Section 20.1(m) of the Master Lease.

        "Hazardous Activity" means any activity, process, procedure or undertaking that (a) directly or indirectly (i) produces, generates or creates any Hazardous Material; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Material into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); or (iii) involves the containment or storage of any Hazardous Material; and (b) is regulated as hazardous waste treatment, storage or disposal within the meaning of any Hazardous Materials Law.

        "Hazardous Materials" means any hazardous, toxic or dangerous materials, substances, chemicals, wastes or pollutants that from time to time are defined by or pursuant to or are regulated under any Hazardous Materials Laws, including asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

        "Hazardous Materials Laws" means all laws, statutes, rules, regulations or ordinances of Governmental Authority, now or hereafter in effect, relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including CERCLA, RCRA, the Clean Air Act, 42 U.S.C. Section 7401, et seq. ("CAA"), the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. ("TSCA") and any rules, regulations and guidance documents promulgated or published thereunder, and any statute, law, rule, regulation or ordinance of Governmental Authority now or hereafter in effect that relates to public health, safety or the discharge, emission or disposal of Hazardous Materials in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials or to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

                                                                      Appendix A

        "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by Governmental Authority ("Taxes") (including, without limitation, (i) real and personal property taxes, including personal property taxes on any property covered by any Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on any Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Lease Term), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to (a) any Tax Indemnitee, any Property or any part thereof or interest therein, or the Lessee or any sublessee or user of any Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Construction Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Documents. Impositions for any given tax year shall exclude assessment installments that are not due and payable during such tax year.

        Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Imposition" shall not mean or include:



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


                                                                      Appendix A

                (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, transfer or property taxes) that are imposed by any Governmental Authority and that are based upon or measured by or with respect to the gross or net income or gross or net receipts (including, without limitation, any minimum taxes, income or capital gains taxes, withholding taxes or taxes on, measured by or with respect to or in the nature of capital, net worth, excess profits, items of tax preference, capital stock, franchise, gift, succession, estate, business privilege or doing business taxes or any similar taxes or taxes in lieu thereof) and any interest, additions to tax, penalties or other charges in respect thereof and any withholding tax imposed as a collection device for, in lieu of, or otherwise related to the foregoing without regard to whether such tax is required to be collected by Lessee and without regard to whether Lessee would be liable for such withholding tax in the event it failed to so withhold; provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

               (ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Master Lease (but not any Tax or imposition that relates to any period prior to the termination of the Master Lease with respect to the Property to which such Imposition relates);

               (iii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of Section 13.5(b) of the Participation Agreement, provided that the foregoing shall not limit any Lessee's obligation under Section 13.5(b) of the Participation Agreement to advance to such Tax Indemnitee amounts with respect to Taxes that are being contested in accordance with Section 13.5(b) of the Participation Agreement or any expenses incurred by such Tax Indemnitee in connection with such contest;

               (iv) any interest, additions to tax or penalties imposed on a Tax Indemnitee as a result of a breach by such Tax Indemnitee of its obligations under Section 13.5(e) of the Participation Agreement as a result of a Tax Indemnitee's failure to file any return or other documents timely and as prescribed by applicable law; provided that this clause (iv) shall not apply (x) if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled



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


                                                                      Appendix A

        by the Lessee under Section 13.5(b) of the Participation Agreement or
        (y) if such failure is attributable to a failure by the Lessee to fulfill its obligations under the Master Lease with respect to any such return;

               (v) any Taxes or impositions imposed upon a Tax Indemnitee with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in any Property or any part thereof, or any interest therein or any interest or obligation under the Operative Documents or from any sale, assignment, transfer or other disposition of any interest in a Tax Indemnitee or any Affiliate thereof, (other than any transfer pursuant to the terms of the Master Lease in connection with (1) the exercise by the Lessee of its Purchase Option or any termination option or other purchase of any Property by any Lessee, (2) the occurrence of an Event of Default, (3) a Casualty or Condemnation affecting any Property, or (4) any sublease, modification or addition to any Property by the Lessee);

               (vi) any Taxes or impositions imposed on a Tax Indemnitee, to the extent such Tax Indemnitee actually receives a credit (or otherwise has a reduction in a liability for Taxes) in respect thereof against Taxes that are not indemnified under the Participation Agreement (but only to the extent such credit is not taken into account in calculating the indemnity payment on an After Tax Basis);

               (vii) Taxes imposed on or with respect to or payable by any Tax Indemnitee based on, measured by or imposed with respect to any fees or rents received by such Tax Indemnitee;

               (viii) any Taxes imposed against or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee;

               (ix) Taxes imposed on or payable by a Tax Indemnitee to the extent such Taxes result from or would not have been imposed but for, a breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is directly caused by any Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents);

               (x) Taxes to the extent resulting from such Tax Indemnitee's failure to comply with the provisions of

                                                                      Appendix A

        Section 13.5(b) of the Participation Agreement, which failure precludes or materially adversely affects the ability to conduct a contest pursuant to Section 13.5(b) of the Participation Agreement (unless such failure is caused by the Lessee's breach of its obligations);

               (xi) with respect to each Property, Taxes which are included in applicable Property Improvements Cost or applicable Land Acquisition Cost if and to the extent actually paid;

               (xii) Taxes that would have been imposed in the absence of the transactions contemplated by the Operative Documents and Taxes imposed on or with respect to or payable as a result of activities of a Tax Indemnitee or Affiliate thereof unrelated to the transactions contemplated by the Operative Documents or not specifically authorized by Lessee or the Operative Documents;

               (xiii) Taxes imposed on or with respect to or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for the existence of, any Lessor Lien created by or through such Tax Indemnitee or an Affiliate thereof and not caused by acts or omissions of any Lessee, unless required to be removed by any Lessee;

               (xiv) Any Tax imposed against or payable by a Tax Indemnitee to the extent that the amount of such Tax exceeds the amount of such Tax that would have been imposed against or payable by such Tax Indemnitee (or, if less, that would have been subject to indemnification under Section 13.5 of the Participation Agreement) if such Tax Indemnitee were not a direct or indirect successor, transferee or assign of one of the original Tax Indemnitees; provided, however, that this exclusion (xiv) shall not apply if such direct or indirect successor, transferee or assign acquired its interest as a result of a transfer permitted under the Operative Documents pursuant to and while an Event of Default shall have occurred and is continuing;

               (xv) Taxes imposed on or with respect to or payable by a Tax Indemnitee that would not have been imposed but for an amendment, supplement, modification, consent or waiver to any Operative Document not initiated, requested or consented to by any Lessee unless such amendment, supplement, modification, consent or waiver (A) arises due to, or in connection with there having occurred, an Event of Default or
        (B) is required by the terms of the Operative Documents

                                                                      Appendix A

        or is executed in connection with any amendment to the Operative Documents required by law;

               (xvi) Taxes in the nature of intangibles, stamp, documentary or similar Taxes;

               (xvii) Taxes imposed on or with respect to or payable by a Tax Indemnitee or any Affiliate because such Tax Indemnitee or any Affiliate thereof is not a United States person within the meaning of Section 7701(a)(30) of the Code; and

               (xviii) Any tax imposed by its express terms in lieu of or in substitution for a Tax not subject to indemnity pursuant to the provisions of Section 13.5 of the Participation Agreement.

Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in clauses (i), (ii), (v), (vii), (xii), (xvi) and (xviii) (to the extent that any such tax is imposed by its express terms in lieu of or in substitution for a Tax set forth in clauses (i), (ii), (v), (vii), (xii) and
(xvi)) above shall not apply (but the other exclusions shall apply) to any Taxes or any increase in Taxes imposed on a Tax Indemnitee net of any decrease in taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on each Funding Date the Lessor had advanced funds to the Lessee in the form of a loan secured by the applicable Property in an amount equal to the applicable Property Improvement Cost funded on such Funding Date, with debt service for such loan equal to the Basic Rent payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the Advances at the end of the term of the Master Lease.

        For purposes of determining the exclusion from the definition of Impositions set forth in clause (i), an income tax shall include, without limitation, any tax imposed under the United States Internal Revenue Code, as well as any tax that could qualify as an "income tax" under United States Treasury Regulation Section 1.901-2.

        "Improvements" means all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time and constructed pursuant to the Construction Agency Agreement, or otherwise purchased, with amounts advanced by the Participants pursuant to the Participation Agreement, on or under any Land, or any parcel of Land to be acquired pursuant to the terms of the Operative

                                                                      Appendix A

Documents, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

        "Improvements Budget" means, with respect to each Property, the budget for the Construction of Improvements on such Property as agreed to by the Lessor and the Lessee on a per square foot basis.

        "Indebtedness" means, of any Person at any date, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person as lessee under Capital Leases, (iv) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (vi) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (vii) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (viii) all obligations of such Person in respect of any guaranty, reimbursement or similar obligation,
(ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, and (x) all contingent or non-contingent obligations of such Person in respect of letters of credit issued or bankers' acceptances created for the account of such Person.

        "Indemnitee" means each of the Lessor, the Lender, their respective Affiliates and their respective successors, assigns, directors, shareholders, partners, officers, employees and agents.

        "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

        "Insolvent" means pertaining to a condition of Insolvency.



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


                                                                      Appendix A

        "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Master Lease to be maintained by the Lessee or required by the Construction Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy.

        "Interest Period" means,

               (a) with respect to any Loan or Lessor Amount advanced during the Commitment Period;

                      (i) initially, the period commencing on the Funding Date
               with respect to such Loan or Lessor Amount and ending on the day preceding the Payment Set Date (determined in accordance with clause (i) of the definition thereof); and

                      (ii) thereafter, each period commencing on the day after
               the last day of the preceding Interest Period and ending on the day preceding the next succeeding Payment Set Date (determined in accordance with clause (ii) of the definition thereof); provided, however, that the Interest Period applicable to Advances made (x) on the twentieth day of the month following the commencement of such period shall end on the day preceding the twentieth day of the month following two months thereafter and (y) on the twentieth day of the month following two months after the commencement of such period shall end on the day preceding the twentieth day of the month following one month thereafter and

               (b) with respect to any Loan or Lessor Amount advanced outstanding during the Basic Lease Term:

                      (i) initially, the period commencing on the day the Lease
               Term begins and ending on the day preceding the first twentieth day of the month of the Lease Term; and

                      (ii) thereafter, each period commencing on the day after
               the last day of the preceding Interest Period applicable to such Loan or Lessor Amount and ending on the day preceding the date which is three months thereafter.

The foregoing provisions relating to Interest Periods are subject to the following:



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


                                                                      Appendix A

                (x) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (y) any Interest Period that would otherwise extend beyond the Commitment Period with respect to any Property shall end on the last day of the Commitment Period with respect to such Property; and

               (z) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

        "Land" means each parcel of real property described on Schedule I to any Lease Supplement, and includes all Appurtenant Rights attached thereto.

        "Land Acquisition Cost" means the amount of the Advance made available to the Construction Agent for the purpose of acquiring any portion of the Land, developing the infrastructure related to the Land, including without limitation, the filing and processing of applications for government or regulatory permits, authorizations, entitlements or approvals and payment of fees by any Governmental Authority and paying the Transaction Expenses relating to such funding and acquisition, as such amount is set forth in the Funding Request relating to the acquisition of such Property.

        "Lease" means, collectively, the Master Lease and each Lease
Supplement.

        "Lease Balance" means, as of any date of determination, an amount equal to the sum of the Loan Balance and the Lessor Balance and all other amounts owing by the Lessee under the Operative Documents (including without limitation, accrued and unpaid Rent and Supplemental Rent, if any).

        "Lease Balance (Improvements)" means the aggregate Lease
Balance for the Improvements only.

        "Lease Balance (Land)" means the aggregate Lease Balance for the Land only.

        "Lease Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.


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


                                                                      Appendix A

        "Lease Event of Default" means a "Lease Event of Default" as defined in
Section 16.1 of the Master Lease.

        "Lease Supplement" means each Lease Supplement, executed by the Lessee, dated as of an Acquisition Date or a Funding Date and covering either (i) the Land identified on Schedule I thereto or (ii) the Improvements on the Land (but not such Land itself) identified on Schedule I thereto, substantially in the form of Exhibit A-1 to the Master Lease (in the case of Land) or substantially in the form of Exhibit A-2 to the Master Lease (in the case of Improvements), in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Lease Term" means the period commencing on the first day of the Basic Lease Term and ending on the Expiration Date.

        "Lender" means Union Bank of Switzerland, acting through its New York Branch, together with its successors and assigns permitted pursuant to Section
12.1 of the Participation Agreement.

        "Lender Basic Rent" means, as determined as of any Basic Rent Payment Date, the interest due on the Loans, determined in accordance with Section 2.4 of the Loan Agreement and excluding any interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Basic Rent.

        "Lessee" means Cisco Systems, Inc., a California corporation, as lessee under the Lease, and its successors and assigns expressly permitted under the Master Lease.

        "Lessee Mortgage" is defined in the ninth recital to the Participation Agreement, the provisions for which shall be contained in each Lease Supplement.

        "Lessor" means UBS Mortgage Finance Inc., a New York corporation, together with its successors and assigns permitted pursuant to Section 12.1 of the Participation Agreement.

        "Lessor Amount" is defined at Section 3.2 of the Participation Agreement.

        "Lessor Balance" means, as of any date of determination, an amount equal to the sum of the outstanding Lessor Amounts together with all accrued and unpaid Yield thereon.

                                                                      Appendix A

        "Lessor Basic Rent" means the amount of accrued Yield due on the Lessor Amounts, determined in accordance with Section 4.1 of the Participation Agreement as of any Basic Rent Payment Date and excluding any interest at the applicable Overdue Rate on any installment of Lessor Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Lessor Basic Rent.

        "Lessor Commitment" means the Commitment of the Lessor in the amount set forth on Schedule I of the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Lessor Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor's interest under the Master Lease and the Lease Supplements to the extent the Master Lease and Lease Supplements are security agreements.

        "Lessor Lien" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against any Participant, whether or not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of any Participant which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against any Participant, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify any Participant, in its individual capacity, pursuant to Article IX of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties or the Operative Documents other than the transfer of title to or possession of the Properties by the Lessor pursuant to and in accordance with the Master Lease, the Loan Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 16.2 of the Master Lease.

        "Lessor Margin" means, with respect to the Lessor Amounts, 0.20% per annum and in the event the Lessee has suspended the Lender's right to enter into repurchase agreements for the Additional Collateral pursuant to Section 2.8 of the Pledge Agreement, the applicable margin during the period of suspension is 0.25% per annum.

        "Lessor Mortgage" means, with respect to any Property, the Lease Supplement for such Property and any and all other security instruments in appropriate recordable form in each relevant

                                                                      Appendix A

jurisdiction sufficient to grant to the Lessor a first priority Lien on the Lessee's interest in such Property.

        "Leverage Ratio" means the following (as determined as of the most recent fiscal year end):

                            Total Debt + [8 x minimum
       annual rent expense for next year] - Cash - Short Term Investments
      (Consolidated Net Income + Interest Expense + Taxes + Depreciation +
      Amortization
                + Write Off of Goodwill related to acquisitions)

        "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

        "Loan Agreement" means the Loan Agreement, dated as of December 27, 1996, between the Lessor, as borrower thereunder and the Lender, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Loan Agreement Default" means any event, act or condition which with notice or lapse of time, or both, would constitute a Loan Agreement Event of Default.

        "Loan Agreement Event of Default" is defined in Section 5 of the Loan Agreement.

        "Loan Balance" means, as of any date of determination, an amount equal to the sum of the outstanding Loans together with all accrued and unpaid interest thereon pursuant to the Loan Agreement.

        "Loan Commitment" means the Commitment of the Lender in the amount(s) set forth on Schedule I to the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Loan Documents" means the Loan Agreement and the Notes.

                                                                      Appendix A

        "Loan Margin" means, with respect to the Tranche A and Tranche B Loans respectively, 0.10% per annum and 0.20% per annum, and in the event the Lessee has suspended the Lender's right to enter into repurchase agreements for the Additional Collateral pursuant to Section 2.8 of the Pledge Agreement, the applicable margin during the period of suspension is 0.15% per annum for Tranche A Loans and 0.25% per annum for Tranche B Loans.

        "Loans" is defined in Section 2.1 of the Loan Agreement.

        "London Interbank Offered Rate" means, as applicable to any Eurodollar Loan, for an Interest Period of three (3) months, the rate per annum determined by the Lender on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Eurodollar Loan offered for a period comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, two (2) Business Days prior to the first day of each such Interest Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offered Rate" will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of such offered rates; and (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the rate per annum quoted by the Lender's London Branch, two (2) Business Days prior to the first day of each such Interest Period, for deposits in Dollars offered to leading banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Eurodollar Loan; provided, that in the event this rate is unavailable for an Interest Period of three months, an Interest Period based on a combination of one or two months interest periods shall be used.

        "Marketing Period" means the period commencing on the date six months prior to the Expiration Date and ending on the Expiration Date.

        "Master Lease" means the Master Lease, dated as of December 27, 1996, between the Lessor and the Lessee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Material" and "Materially" mean material to (i) the ability of a Person to perform its obligations under the Operative Documents to which it is a party, or (ii) the value or condition of any Property.

                                                                      Appendix A

        "Material Adverse Effect" means a material adverse effect on (i) the business, financial position or results of operations of the Lessee and its Subsidiaries taken as a whole, (ii) the ability of the Lessee to perform any material obligation under the Operative Documents or (iii) any of the rights and remedies of the Lessor and/or the Lender under any of the Operative Documents.

        "Maturity Date" means with respect to the Loans and the Lessor Amounts, the seventh anniversary of the Documentation Date, unless such Maturity Date is extended pursuant to Section 2.7 of the Loan Agreement and Section 11.2 of the Participation Agreement, in which case, the "Maturity Date" shall mean the tenth year anniversary of the Documentation Date.

        "Maximum Commitment Amount" means an amount equal to $250,000,000.00.

        "Modifications" is defined in Section 10.1 of the Master
Lease.

        "Moody's" means Moody's Investors Service, Inc. or any successor or assignee of the business of such company in the business of rating securities.

        "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

        "Net Proceeds" means all amounts received by the Lessor in connection with any Casualty or Condemnation or any sale of the Property pursuant to the Lessor's exercise of remedies under Section 16.2 of the Master Lease or the Lessee's exercise of the Remarketing Option under Article XX of the Master Lease, and all interest earned thereon, less any Impositions arising in connection with such amounts, if any, and less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Lessor or any Participant is entitled to be reimbursed pursuant to the Lease.

        "Notes" is defined in Section 2.2 of the Loan Agreement.

        "Obligations" means all obligations (monetary or otherwise) of the Lessee arising under or in connection with any of the Operative Documents.

                                                                      Appendix A

        "Operative Documents" means the following:

               (a)    the Participation Agreement;
               (b)    the Master Lease;
               (c)    each Lease Supplement;
               (d)    the Loan Agreement;
               (e)    each Note;
               (f)    the Assignment of Lease and Rent;
               (g)    each Deed;
               (h)    the Pledge Agreement;
               (i)    the Lessor Financing Statements;
               (j)    the Construction Agency Agreement;
               (k)    the Construction Agency Agreement Assignment;
               (l)    the Construction Documents Assignment;
               (m)    each Construction Agency Agreement Supplement; and
               (n)    the Purchase and Sale Agreement Assignment.

Operative Documents amended, modified or supplemented without Lessee's prior written consent shall, to the extent of such amendment, modification or supplement, not constitute Operative Documents for purposes of Lessee's liability or obligations under any of the Operative Documents.

        "Overdue Rate" means, with respect to any Loan or Lessor Amount, the Base Rate or the Adjusted Eurodollar Rate then in effect for such Loan or Lessor Amount, as the case may be, plus two percent (2%), or the highest rate permitted by Applicable Law (if any), whichever is less. In the event that the Overdue Rate collected by any Participant is in violation of any usury or similar law, then the Overdue Rate shall be reduced to the extent necessary to cause the Overdue Rate to comply with any usury or similar law.

        "Participants" means, collectively, the Lender and the Lessor, and their respective successors and assigns.

        "Participation Agreement" means the Participation Agreement, dated as of December 27, 1996, among the Lessee, as Lessee and as Construction Agent, the Lessor and the Lender, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

        "Participant Balance" means, with respect to any Participant as of any date of determination: (i) with respect to the Lender, an amount equal to the aggregate outstanding Loan of the Lender, together with all accrued and unpaid interest thereon or (ii) with respect to the Lessor, an amount equal to the aggregate outstanding Lessor Amounts of the Lessor, together with all amounts of accrued and unpaid Yield thereon.



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


                                                                      Appendix A

        "Payment Set Date" means (i) the first twentieth day of the month immediately following the initial Advance and (ii) thereafter, the twentieth day of the month following three months after the date determined under clause (i) and each succeeding twentieth day of the third month thereafter.

        "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

        "Permitted Property Liens" means, with respect to any Property, any of the following:

               (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative
        Documents;

               (ii) the rights of any sublessee under a sublease permitted by the terms of the Master Lease;

               (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 12.1 of the Master Lease;

               (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 60 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.1 of the Master Lease;

               (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

               (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such



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


                                                                      Appendix A

        judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in Section
        12.1 of the Master Lease;

               (vii) easements, rights of way and other encumbrances on title to real property pursuant to Section 11.2 of the Master Lease;

               (viii) Lessor Liens; provided that the existence of such liens shall not be deemed Lessee's authorization or recognition of such liens;

               (ix) Liens created by the Lessee with the consent of the Lessor; and

               (x) Liens described on the title insurance policy delivered with respect to such Property pursuant to Section 6.1(p) of the Participation Agreement other than Liens described in clause (iv) or (vi) above that are not removed within forty (40) days of their origination.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

        "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

        "Plans and Specifications" means, with respect to each Property, the plans and specifications for the Construction thereof, as more particularly described in Schedule II to the Construction Agency Agreement Supplement applicable to such
Property.

        "Pledge Agreement" means the Pledge Agreement, dated as of December 27, 1996, made by the Lessee in favor of the Lender, as "Collateral Agent" thereunder, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.


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


                                                                      Appendix A

        "Property" means each individual building to be constructed including the Lessor's interest in all Land, as owner in fee simple, related thereto or, in the case of Land on which no Improvements are to be constructed, each portion of the Land, constituting a separate legal parcel.

        "Property Balance" means, with respect to any Property, the sum of (i) the Property Balance (Land) and (ii) the Property Balance (Improvements).

        "Property Balance (Improvements)" means, with respect to any Property, an amount equal to the outstanding principal amount of the Loans and Lessor Amounts relating only to the Improvements in respect of such Property, and all accrued and unpaid interest and Yield thereon, and any Supplemental Rent related thereto.

        "Property Balance (Land)" means, with respect to any Property, an amount equal to the outstanding principal amount of the Loans and Lessor Amounts relating only to the Land in respect of such Property, and all accrued and unpaid interest and Yield thereon, and any Supplemental Rent related thereto.

        "Property Cost" means, with respect to any Property, the sum of the Land Acquisition Cost and the Property Improvement Costs for such Property and pro-rata portion of the Commitment Fees.

        "Property Improvement Costs" means, with respect to any Property, the aggregate amount of Advances made to the Construction Agent for the purpose of paying Construction Costs and the Transaction Expenses relating to such funding and construction, as such amount is set forth in the Funding Request relating thereto.

        "Purchase and Sale Agreement" is defined in the first recital to the Participation Agreement.

        "Purchase and Sale Agreement Assignment" is defined in the second recital to the Participation Agreement.

        "Purchase Notice" means an irrevocable written notice by the Lessee delivered to the Lessor pursuant to Section 18.1 of the Master Lease, notifying the Lessor of the Lessee's intention to exercise its option pursuant to such Section, and identifying the Property or Properties to be purchased in accordance therewith and the proposed purchase date therefor.

        "Purchase Option" means the Lessee's option to purchase a Property in accordance with the provisions of Section 18.1 of the Master Lease.


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


                                                                      Appendix A

        "Rating" means the respective rating or indication of each of the Rating Agency applicable to the long-term senior unsecured non-credit enhanced debt of the Lessee, as announced by the Rating Agency from time to time.

        "Rating Agency" means S&P.

        "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Section6901 et seq., or as otherwise amended or modified or any successor statute thereto.

        "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Material.

        "Remarketing Option" is defined in Section 20.1 of the Master Lease.

        "Rent" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Master Lease.

        "Reorganization" means with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

        "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the PBGC has by regulation waived the applicable notice requirement, or as to which the PBGC has announced a policy of not enforcing penalties for failure to satisfy applicable notice requirements.

        "Repurchase Agreement" is defined in Section 2.8 of the Pledge Agreement.

        "Required Modification" is defined in clause (i) of Section
10.1 of the Master Lease.

        "Requirement of Law" means, as to any Person, (a) the partnership agreement, certificate of incorporation, bylaws or other organizational or governing documents of such Person, and (b) all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of any Governmental Authority affecting any Property, the Improvements or the demolition, Construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of



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


                                                                      Appendix A

1990, 42 U.S.C. Section 1201 et. seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Hazardous Materials
Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 11.2 of the Master Lease.

        "Responsible Officer" means as to the Lessee, any duly authorized officer thereof.

        "Responsible Officer's Certificate" means a certificate signed by any Responsible Officer, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

        "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

        "Scheduled Payment Date" means the Payment Set Date.

        "Seller" is defined in the first recital to the Participation Agreement.

        "Shortfall Amount" means, as of the Expiration Date, an amount equal to
(i) the Lease Balance, minus (ii) the Loan Balance received by the Lessor from the Lessee pursuant to Section 20.1(k) of the Master Lease, minus (iii) the aggregate amount of the highest, binding, written, unconditional, irrevocable offer to purchase each Property obtained by the Lessee pursuant to Section 20.1(f) of the Master Lease; provided, however, that if the sale of the Properties to the Person submitting such offer is not consummated on or prior to the Expiration Date, then the term "Shortfall Amount" shall mean an amount equal to (i) the Lease Balance, minus (ii) the Loan Balance received by the Lessor pursuant to Section 20.1(k) of the Master Lease.

        "Significant Condemnation" means (a) a Condemnation that involves a taking of the Lessor's entire title to the related Land, or (b) a Condemnation that in the reasonable, good faith judgment of the Lender and the Lessor (i) renders the related Property unsuitable for continued use as property of the type of such Property immediately prior to such Condemnation, or (b) is



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


                                                                      Appendix A

so substantial in nature that restoration of the related property to substantially its condition as it existed immediately prior to such Condemnation would be impracticable or impossible.

        "Significant Subsidiary" means any Subsidiary of the Lessee the assets of which represent 5% or more of the total assets of the Lessee and the Subsidiaries on a consolidated basis.

        "Single Employer Plan" means any Plan which is not a Multiemployer Plan.

        "Solvent" means with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person (including, without limitation, its Consolidated Subsidiaries) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person (including, without limitation, its Consolidated Subsidiaries), (ii) the present fair saleable value of the assets of such Person (including, without limitation, its Consolidated Subsidiaries) is not less than the amount that will be required to pay the probable liability of such Person (including, without limitation, its Consolidated Subsidiaries) on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property (including, without limitation, the property of its Consolidated Subsidiaries and other Subsidiaries) would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability taking into account any subrogation and contribution rights.

        "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the

                                                                      Appendix A

management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in the Operative Documents shall refer to a Subsidiary or Subsidiaries of the Lessee.

        "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor or any other Person under the Master Lease, or under any of the other Operative Documents, including, without limitation, Fees, Break Costs, the Loan Balance, the Shortfall Amount, amounts due pursuant to Section 13.2 of the Participation Agreement and payments pursuant to Sections 15.2 of the Master Lease and Articles XVIII and XX of the Master Lease.

        "Tax Indemnitee" means the Lender, the Lessor, their respective Affiliates and their respective successors, assigns, directors, shareholders, partners, officers, employees and agents.

        "Taxes" is defined in the definition of Impositions.

        "Termination Date" is defined in Section 15.2 of the Master Lease.

        "Termination Notice" is defined in Section 15.1 of the Master Lease.

        "Tranche A Loan" is defined in Section 2.1 of the Loan Agreement.

        "Tranche A Loan Balance" is the Loan Balance with respect to the Tranche A Loans.

        "Tranche A Loan Commitment" is the Tranche A Commitment specified in
Schedule I to the Participation Agreement.

        "Tranche B Loan" is defined in Section 2.1 of the Loan Agreement.

        "Tranche B Loan Balance" is the Loan Balance with respect to the Tranche B Loans.

        "Tranche B Loan Commitment" is the Tranche B Commitment specified in
Schedule I to the Participation Agreement.

        "Transaction Expenses" means all costs, expenses and Impositions incurred in connection with the preparation, execution and delivery of the Operative Documents and the

                                                                      Appendix A

transactions contemplated by the Operative Documents including without limitation:

               (a) the reasonable fees, out-of-pocket expenses and disbursements of Mayer, Brown & Platt, special counsel for the Lessor and the Lender, and such other reasonable fees, expenses and disbursements of counsel for the Lessee, in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

               (b) the reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel of the Lessor, the Lessee and the Lender in connection with (1) any amendment, supplement, waiver or consent with respect to any Operative Documents requested or approved by the Lessee and (2) any enforcement of any rights or remedies against the Lessee in respect of the Operative Documents;

               (c) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents; and

               (d) any brokerage commissions paid or payable by the Lessee.

        "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

        "Yield" is defined in Section 4.1(a) of the Participation Agreement.

        "Yield Rate" means, at the option of the Lessee, (i) the Base Rate, or
(ii) the sum of the Adjusted Eurodollar Rate plus the Lessor Margin, as the case may be. The Adjusted Eurodollar Rate may not be selected by the Lessee for any period of less than one month without the prior written consent of the Lender.